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                                                                   Exhibit 2.1


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                           RECAPITALIZATION AGREEMENT

                                  by and among

                            MICRON ELECTRONICS, INC.,

                   MICRON CUSTOM MANUFACTURING SERVICES, INC.,

                                       and

                      CORNERSTONE EQUITY INVESTORS IV, L.P.

                                   dated as of

                                December 21, 1997

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                           RECAPITALIZATION AGREEMENT

                                      INDEX

                                                                          Page
                                                                          ----

ARTICLE I

      Certain Definitions....................................................2

ARTICLE II

      Representations and Warranties of MEI and the Company..................5
      Section 2.1.  Authorization; No Conflicts; etc.........................5
      Section 2.2.  Incorporation; Capitalization; Structure.................6
      Section 2.3.  Financial Statements.....................................7
      Section 2.4.  Undisclosed Liabilities..................................8
      Section 2.5.  Properties...............................................8
      Section 2.6.  Environmental Matters....................................9
      Section 2.7.  Absence of Certain Changes...............................9
      Section 2.8.  Litigation; Orders......................................11
      Section 2.9.  Intellectual Property...................................11
      Section 2.10.  Licenses, Approvals, Other Authorizations, Consents,
                      Reports, etc..........................................12
      Section 2.11.  Labor Matters..........................................13
      Section 2.12.  Compliance with Laws...................................13
      Section 2.13.  Employee Benefit Plans.................................13
      Section 2.14.  Tax Returns............................................14
      Section 2.15.  Brokers, Finders, etc..................................15
      Section 2.16.  Customers and Suppliers................................15
      Section 2.17.  Real Property..........................................15
      Section 2.18.  Material Agreements....................................16
      Section 2.19.  Transactions with Affiliates...........................18
      Section 2.20.  Insurance..............................................18
      Section 2.21.  Computer Systems.......................................18
      Section 2.22.  Products and Services Liability........................18
      Section 2.23.  Predecessor Businesses; Former Facilities..............19
      Section 2.24.  Disclosure.............................................19
      Section 2.25.  No Representations Regarding Projections...............20
      Section 2.26.  Construction of Certain Provisions.....................20

ARTICLE III

      Representations and Warranties of Investor............................20
      Section 3.1.  Incorporation; Authorization; No Conflicts; etc.........20
      Section 3.2.  Licenses, Approvals, Other Authorizations, Consents,
                    Reports, etc............................................21
      Section 3.3.  Brokers, Finders, etc...................................21
      Section 3.4.  Financing...............................................21
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      Section 3.5.  Investment..............................................22

ARTICLE IV

      Covenants.............................................................22
      Section 4.1.  Investigation of Business; Access to Properties and
                    Records; Records Retention..............................22
      Section 4.2.  Efforts; Obtaining Consents.............................24
      Section 4.3.  Further Assurances......................................24
      Section 4.4.  Conduct of Business.....................................24
      Section 4.5.  Preservation of Business................................25
      Section 4.6.  Public Announcements....................................25
      Section 4.7.  Intercompany Accounts...................................26
      Section 4.8.  Notice of Breach........................................26
      Section 4.9.  Acquisition Proposals...................................26
      Section 4.10.  Noncompetition; Nonsolicitation........................27
      Section 4.11.  Confidentiality........................................28
      Section 4.12.  Nonsolicitation by the Company.........................28
      Section 4.13.  Alternative Financing..................................28
      Section 4.14.  License Agreements.....................................29
      Section 4.15.  Use of Micron Name.....................................29
      Section 4.16.  Schedule Supplements...................................29
      Section 4.17.  Capital Expenditures...................................29

ARTICLE V

      Employee Benefits.....................................................30
      Section 5.1.  Provision of Benefits...................................30
      Section 5.2.  Savings Plan............................................30
      Section 5.3.  Welfare Benefits........................................31
      Section 5.4.  Intercompany Charges....................................31

ARTICLE VI

      Conditions of Investor's Obligation to Close..........................32
      Section 6.1.  Representations, Warranties and Covenants of MEI and
                     the Company............................................32
      Section 6.2.  Filings; Consents; Waiting Periods......................32
      Section 6.3.  No Injunction...........................................32
      Section 6.4.  Transitional Services Agreement.........................32
      Section 6.5.  Stockholders Agreement and Registration Rights
                     Agreement..............................................32
      Section 6.6.  Financing...............................................33
      Section 6.7.  Indebtedness............................................33


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      Section 6.8.   Material Adverse Effect................................33
      Section 6.9.   Opinion of Counsel.....................................33
      Section 6.10.  Resignation of Directors...............................33
      Section 6.11.  Other Closing Documents................................33
      Section 6.12.  Articles of Incorporation..............................34
      Section 6.13.  Bylaws.................................................34
      Section 6.14.  Booster Pump and Power Substation......................34
      Section 6.15.  Patent Agreement.......................................34
      Section 6.16.  Know-How Agreement.....................................34
      Section 6.17.  MTI License Agreement..................................34

ARTICLE VII

      Conditions to MEI's and the Company's Obligation to Close.............34
      Section 7.1.  Representations, Warranties and Covenants of Investor...34
      Section 7.2.  Filings; Consents; Waiting Periods......................35
      Section 7.3.  No Injunction...........................................35
      Section 7.4.  Transitional Services Agreements........................35
      Section 7.5.  Stockholders Agreement and Registration Rights
                     Agreement..............................................35
      Section 7.6.  Patent Agreement........................................35
      Section 7.7.  Know-How Agreement......................................35
      Section 7.8.  MTI Agreement...........................................35

ARTICLE VIII

      The Recapitalization; Closing.........................................35
      Section 8.1.  Authorization...........................................35
      Section 8.2.  Stock Purchase..........................................36
      Section 8.3.  Stock Redemption........................................36
      Section 8.4.  Closing.................................................36

ARTICLE IX

      Tax Matters...........................................................37
      Section 9.1.  Tax Indemnification by MEI..............................37
      Section 9.2.  Tax Indemnification by the Company......................37
      Section 9.3.  Filing Responsibility...................................37
      Section 9.4.  Refunds.................................................38
      Section 9.5.  Cooperation and Exchange of Information.................38
      Section 9.6.  Allocation of Certain Taxes.............................40
      Section 9.7.  Certain Taxes...........................................40


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ARTICLE X

      Termination...........................................................40
      Section 10.1.  Termination............................................40
      Section 10.2.  Procedure and Effect of Termination....................41

ARTICLE XI

      Miscellaneous.........................................................41
      Section 11.1.  Entire Agreement; Beneficiaries........................41
      Section 11.2.  Survival of Representations and Warranties and
                      Covenants of Investor.................................41
      Section 11.3.  Counterparts...........................................42
      Section 11.4.  Governing Law..........................................42
      Section 11.5.  Expenses...............................................42
      Section 11.6.  Notices................................................42
      Section 11.7.  Successors and Assigns.................................44
      Section 11.8.  Headings; Definitions..................................45
      Section 11.9.  Consent to Jurisdiction................................45
      Section 11.10.  Waivers and Amendments................................45
      Section 11.11.  Severability..........................................45

ARTICLE XII

      INDEMNIFICATION.......................................................45
      Section 12.1.  General Indemnification Obligations....................45
      Section 12.2.  General Indemnification Procedures.....................46
      Section 12.3.  Indemnification Basket.................................47
      Section 12.4.  Indemnification Cap....................................47
      Section 12.5.  Indemnity Exclusive Remedy.............................47


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EXHIBITS

Exhibit A   Term Sheet for Transitional Services Agreement
Exhibit B   Company Financial Statements
Exhibit C   Term Sheet for the Stockholders Agreement and the Registration
            Rights Agreement
Exhibit D   Form of Patent and Invention Disclosure Assignment and License
            Agreement
Exhibit E   Form of Know-How License Agreement
Exhibit F   Form of MTI Agreement


LISTS OF SCHEDULES

2.1(c)      No Conflicts
2.2(a)      Incorporation; Capitalization; Structure
2.2(c)      List of Transferred Subsidiaries
2.4         Undisclosed Liabilities
2.5         Permitted Encumbrances
2.6         Environmental Matters
2.7         Absence of Certain Changes
2.8         Litigation; Orders
2.9         Intellectual Property
2.10(a)     Licenses, Approvals, Other Authorizations, Consents, Reports, etc.
2.10(c)     Lists all consents, approvals, registrations, filings, applications, etc.
2.11        Labor Matters
2.12        Compliance with laws
2.13(a)     Employee Benefits Plans
2.13(c)     Compliance with ERISA
2.14        Tax Matters
2.16        Customers and Suppliers
2.17        Real Property
2.18        Material Agreements
2.19        Transactions with Affiliates
2.20        Insurance
2.21        Computer Systems
2.22        Products and Services Liability
2.23        Predecessor Businesses; Former Facilities
3.2         Licenses, Approvals, Other Authorizations, Consents, Reports, etc.
4.4         Conduct of Business
4.12        Nonsolicitation by the Company
4.14        License Agreements
6.2         Filings; Consents; Waiting Periods


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                           RECAPITALIZATION AGREEMENT

            THIS RECAPITALIZATION AGREEMENT (this "Agreement"), dated as of December 21, 1997, is by and among Micron Electronics, Inc., a Minnesota corporation ("MEI"), Micron Custom Manufacturing Services, Inc., an Idaho corporation and a wholly-owned subsidiary of MEI (the "Company") and Cornerstone Equity Investors IV L.P., a Delaware limited partnership ("Investor").

            WHEREAS, MEI owns 1,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Company Common Stock"), which Shares comprise all of the issued and outstanding shares of the Company's capital stock;

            WHEREAS, Investor will contribute $61.2 million (the "Purchase Price") to the Company in exchange for 900 shares (such number to be appropriately adjusted for any stock split or stock dividend of the Company Common Stock after the date hereof and prior to the Closing Date) of the Company Common Stock and such other securities of the Company (collectively, the "Purchase Shares") as Investor shall request (such purchase, the "Stock Purchase");

            WHEREAS, Investor has proposed, and the Company and MEI have agreed, that the Company arrange through BT Alex. Brown Incorporated for the issuance by the Company of notes, debt securities and/or preferred stock in exchange for approximately $215 million and the entering into by the Company of a $40 million revolving credit facility with Bankers Trust Company (the "Credit Facility") to provide for the working capital needs of the Company (such issuance, and revolving credit facility collectively, the "BTAB Financing");

            WHEREAS, the parties hereto desire that, immediately after the Stock Purchase and the BTAB Financing, the Company shall redeem from MEI 900 shares (such number to be appropriately adjusted for any stock split or stock dividend of the Company Common Stock after the date hereof and prior to the Closing Date) (the "Redemption Shares") of Company Common Stock in exchange for the Redemption Price (as herein defined) (such redemption, the "Stock Redemption") and MEI shall retain 100 shares (such number to be appropriately adjusted for any stock split or stock dividend of the Company Common Stock after the date hereof and prior to the Closing Date) (the "MEI Retained Shares") of Company Common Stock such that immediately after Closing MEI shall own 10% of the outstanding Company Common Stock and Company Common Stock equivalents;

            WHEREAS, the Stock Purchase, the BTAB Financing and the Stock Redemption are referred to herein as the "Recapitalization"; and

            WHEREAS, it is intended that the Recapitalization be recorded as a recapitalization for financial reporting purposes.


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            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                               Certain Definitions

            As used in this Agreement the following terms shall have the following respective meanings:

            "Action" shall mean any action, suit, arbitration, inquiry, proceeding, order, claim or investigation by or before any Governmental Authority.

            "Affiliate" shall mean any person, and any corporation, partnership or other entity, that directly or indirectly through one or more intermediaries, controls or is controlled by or under common control with the party specified.

            "Business" shall mean the business of design, assembly and testing of custom complex printed circuit boards, memory intensive products and system level assemblies for third party electronics original equipment manufacturers primarily in the networking, telecommunications and computer systems industries conducted by the Company and the Transferred Subsidiaries as of the date hereof; provided, that in no event shall Business mean any of the services, properties or assets to be provided or licensed to the Company or any Transferred Subsidiary pursuant to any Transitional Services Agreement. For purposes of this definition, in all circumstances, MTI shall be deemed to be a "third party".

            "Business Condition" shall mean the results of operations or financial condition of the Company and the Transferred Subsidiaries, taken as a whole.

            "Closing" shall mean the consummation of the Recapitalization and other transactions contemplated hereby.

            "Closing Date" shall mean five business days after the date on which the conditions set forth in Articles VI and VII shall be satisfied or duly waived, or if MEI and Investor mutually agree on a different date, the date upon which they have mutually agreed.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            "Company Employee" shall mean an individual who is, as of the Closing Date, em ployed by the Company or any Transferred Subsidiary, whether such individual is then actively at


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work, on approved leave of absence or on short-term disability leave, or who is entitled to be rehired by the Company or any Transferred Subsidiary pursuant to any applicable law or regulation or pursuant to the terms of any contract or collective bargaining or similar agreement.

            "Company Expenses" means (a) all fees and expenses (including, without limitation, all legal, accounting and investment banking fees and expenses) paid or payable by, or incurred by the Company or any of the Transferred Subsidiaries in each case prior to the Closing in connection with the auction of the Company, the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than any expenses related solely to the comfort letter referred to in Section 4.1(e) provided that expenses related to transition services incurred, paid or payable between the date hereof and the Closing Date are addressed in the Transitional Services Agreement and (b) all fees and expenses (including, without limitation, all legal, accounting and investment banking fees and expenses) paid or payable by, or incurred by the Company or any of the Transferred Subsidiaries on behalf of MEI in connection with the auction of the Company, the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            "Continuing Affiliate" shall mean MEI and any direct or indirect Subsidiary of MEI other than the Company and the Transferred Subsidiaries.

            "Controlled Group Liability" shall mean any and all Damages under
(a) Title IV of ERISA, (b) section 302 of ERISA, (c) sections 412 and 4971 of the Code, or (d) the continuation coverage requirements of section 601, et seq., of ERISA and section 4980B of the Code, other than such Damages that arise solely out of, or relate solely to, the Company Plans.

            "Damages" shall mean any and all losses, liabilities, claims, damages (including punitive, consequential or treble damages), obligations, liens, assessments, judgments, awards and fines (including, without limitation, those arising out of any pending or threatened Action, including any settlement or compromise thereof) and any related reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in connection with any pending or threatened Action).

            "Employee Benefit Plan" means (a) an employee benefit plan as defined in Section 3(3) of ERISA and (b) any bonus, incentive, profit sharing, stock option or stock purchase, severance, fringe benefit or other compensation plan or arrangement.

            "Encumbrance" shall mean any lien, claim, charge, security interest, option, mortgage, pledge or other legal or equitable encumbrance or restriction of any kind

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.


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            "Former Company Employee" shall mean an individual who was an employee of the Company or a Transferred Subsidiary before the Closing Date, is not a Company Employee, and whose last employment with MEI and any of its Affiliates was with the Company or a Transferred Subsidiary.

            "Governmental Authority" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, or any agency or instrumentality thereof, or any court or arbitrator, in each case, whether federal, state, local, foreign or otherwise.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Income Taxes" shall mean all Taxes based upon or measured by income, gain or similar items.

            "IRS" shall mean the Internal Revenue Service.

            "MCMS Malaysia" shall mean M.C.M.S. Sdn. Bhd. (f/n/a Courageous Expedition Sdn. Bhd.), a company organized under the laws of Malaysia, and an indirect, wholly-owned subsidiary of the Company.

            "MTI" shall mean Micron Technology, Inc., a Delaware corporation.

            "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

            "Returns" shall mean returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

            "Subsidiary" shall mean with respect to any Person, any corporation, partnership, joint venture, business trust or other entity, of which such Person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, joint venture, business trust or other entity.

            "Tax Laws" shall mean the Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

            "Taxes" shall mean (a) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise,


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

or property taxes, together with any interest or penalties imposed with respect thereto and (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) above.

            "Taxing Authority" shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

            "Transferred Subsidiaries" shall mean the direct and indirect Subsidiaries of the Company.

            "Transitional Services Agreement" shall mean the Transitional Services Agreement containing the terms set forth in Exhibit A hereto.

                                   ARTICLE II

              Representations and Warranties of MEI and the Company

            MEI and the Company hereby represent and warrant to Investor as follows:

            Section 2.1. Authorization; No Conflicts; etc.

            (a) MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. MEI has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder, and MEI has full corporate power to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by MEI to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by MEI and, assuming the due execution and delivery hereof by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of MEI, enforceable against MEI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity.

            (b) The Company has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder, and the Company has full corporate power to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery hereof by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity.


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            (c) The execution, delivery and performance of this Agreement by MEI and the Company and the consummation by MEI and the Company of the transactions contemplated hereby will not (1) violate any provision of the charter or by-laws of MEI, the Company or any Transferred Subsidiary, (2) except as disclosed in
Schedule 2.1(c), violate any provision of, or constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancel lation or acceleration of (or entitle any party to accelerate whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of any Encumbrance on any of the Shares or any of the Company's or any Transferred Subsidiary's assets or properties pursuant to, any note, bond, debt instrument, mortgage, indenture, lien, lease, agreement or other instrument, or any judgment, injunction, order or decree to which any of MEI, the Company or any Transferred Subsidiary is a party or by which any of them is bound or (3) except as disclosed in Schedule 2.1(c), violate or conflict with any federal, state, local or foreign law, statute, ordinance, rule or regulation (collectively, "Laws") applicable to MEI, the Company or any Transferred Subsidiary or by which any of their properties or assets is bound.

            Section 2.2. Incorporation; Capitalization; Structure.

            (a) Except as set forth in Schedule 2.2(a) hereto, the Company and each Transferred Subsidiary (1) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being con ducted and (3) is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified.

            (b) As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of the Company Common Stock, 1,000 shares of which are issued and outstanding. All of the outstanding Company Common Stock is duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are held in the Company's treasury. As of the date hereof, the Shares constitute all of the issued and outstanding shares of Company Com mon Stock. As of immediately after the Closing, (i) the Purchase Shares which are Company Common Stock and the MEI Retained Shares shall constitute all of the issued and outstanding shares of the Company Common Stock and (ii) the Purchase Shares, the MEI Retained Shares and any shares of the Company's preferred stock (the "Preferred Shares") issued pursuant to the BTAB Financing shall constitute all of the issued and outstanding shares of the Company's capital stock. MEI is the record and beneficial owner of, and has valid title to, the Shares, free and clear of any Encumbrance. Upon delivery to the Company at the Closing of certificates representing the Redemption Shares, duly endorsed by MEI for transfer to the Company, and upon MEI's receipt of payment therefor, valid title to the Redemption Shares will pass to the Company, free and clear of any Encumbrance. Immediately after the Closing, the Purchase Shares and the Preferred Shares, if any, will be duly authorized, validly issued and non-assessable and free and clear of any Encumbrances (except to the extent contemplated hereby) and will have been issued free and clear of any preemptive or other similar rights.


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

            (c) Schedule 2.2(c) lists each of the Transferred Subsidiaries and its jurisdiction of incorporation; the authorized, issued and outstanding capital stock of each Transferred Subsidiary; and the record and beneficial owners of all such capital stock. Other than the Transferred Subsidiaries, the Company does not, directly or indirectly, own any capital stock of, or equity ownership interest in, any corporation, partnership, joint venture, unincorporated association, limited liability company or other business entity. Except as disclosed on Schedule 2.2(c), all of the outstanding shares of capital stock or other equity interests of each of the Transferred Subsidiaries have been validly issued and are fully paid and non-assessable and, except for directors' qualifying shares and other nominal share interests issued to third parties to comply with requirements of law, are owned by the Company and/or one or more of the Transferred Subsidiaries free and clear of any Encumbrance.

            (d) Except as specifically provided in this Agreement, there are no authorized or outstanding options, warrants, convertible securities, preemptive rights, calls, commitments or other rights or obligations of any kind to acquire, or to issue, deliver or sell any shares of capital stock of any class of, or other equity interests in, or securities convertible into or exchangeable for any capital stock of or other ownership interests in the Company or any Transferred Subsidiary, and there are no agreements, instruments or understandings to grant or enter into any such option, warrant, convertible security, preemptive right, call, commitment, right or obligation. There are no shareholders agreements or similar agreements, and there are no rights of first offer, rights of first refusal, stock appreciation rights, phantom stock rights, profit participation rights or similar rights, in each case, relating to the capital stock of or other ownership interests in the Company or any Transferred Subsidiary.

            Section 2.3. Financial Statements.

            (a) Attached hereto as Exhibit B is a true and complete copy of the following financial statements (the following financial statements, together with the notes to such financial statements, collectively, the "Company Financial Statements"):

                  (1) the audited consolidated financial statements of the Company for the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997;

                  (2) the audited financial statements of MCMS Malaysia for the fiscal year ended August 28, 1997; and

                  (3) the unaudited consolidated balance sheet of the Company as of November 27, 1997, together with the related consolidated statements of income, and cash flows for the three-month period ended on such date (the "Interim Financial Statements").

            (b) The Company Financial Statements: (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and the Transferred Subsidiaries (which books and records are accurate and complete in all material


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

respects), (iii) fairly present the consolidated financial condition, assets and liabilities of the Company as of their respective dates and the results of operation and changes in cash flows of the Company, on a consolidated basis, for the periods covered thereby, and (iv) have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, subject, in the case of the Interim Financial Statements, to normal year-end adjustments.

            Section 2.4. Undisclosed Liabilities. Except as disclosed in
Schedule 2.4 hereto, and except as reflected, reserved against or otherwise disclosed in the Company Financial Statements (including the notes thereto), the Company does not have any liabilities or obligations of any kind whatsoever (whether accrued or contingent) except (1) liabilities and obligations which were incurred after August 28, 1997 in the ordinary course of business consistent with past practice, (2) obligations under this Agreement or (3) obligations under contracts which do not create liabilities for purposes of GAAP. Schedule 2.4 hereto sets forth all liabilities and obligations of the Company and the Transferred Subsidiaries as of the date hereof for borrowed money other than (i) receivables, payables and loans relating to ongoing business between the Continuing Affiliates and MTI on the one hand, and the Company and the Transferred Subsidiaries on the other hand and (ii) trade payables and trade receivables incurred in the ordinary course of business ("Borrowed Money"). As of the Closing, neither the Company nor any Transferred Subsidiary will have any liability or obligation for Borrowed Money except for liabilities or obligations for Borrowed Money arranged by the Company in order to finance or otherwise in connection with the transactions contemplated by this Agreement.

            Section 2.5. Properties. The Company and/or one or more of the Transferred Subsid iaries has good title to, or holds by valid and existing lease or license, free and clear of all Encum brances other than Permitted Encumbrances, each piece of tangible personal property currently used by them in, and reasonably necessary to enable them to carry on, the Business as presently con ducted. "Permitted Encumbrances" shall mean those Encumbrances which (1) are set forth in Schedule 2.5 or in the case of real property Schedule 2.17, (2) are reflected or reserved against in the Company Financial Statements,
(3) arise by statute out of mechanics', carriers', workmen's, repairmen's or other like statutory liens arising or incurred in the ordinary course of business for sums not yet due or which are otherwise reflected in the Company Financial Statements, (4) consist of liens for Taxes and other charges of Governmental Authorities which are not due and payable or which may be paid without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (5) in the case of real property, consist of zoning, land use and other similar legal restrictions existing generally with respect to properties of a similar character and which are not violated in any respect by the current use and operation of any such real property, or (6) in the case of real property, consist of easements, covenants, licenses, rights of way, conditions, restrictions, defects and other Encumbrances which are of record, would be shown by a survey or are typical of similar properties and which do not impair the current occupancy or use of such real property in the Business. Such personal property, taken as a whole, are free from any material defects, have been maintained in accordance with normal industry practice and any regulatory standard or procedure to which such properties are subject, and are in an operating condition and repair (subject to normal wear and tear) adequate and suitable for the purposes for which such properties are presently used.

            Section 2.6. Environmental Matters. Except as set forth on Schedule 2.6: (i) no real property currently or formerly owned or operated by the Company or any Transferred Subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition which would give rise to any liability of the Company or any Transferred Subsidiary (contingent or otherwise) or investigatory, corrective or remedial obligation of the Company or any Transferred Subsidiary under Environmental Law, (ii) no judicial or administrative proceeding is pending or, to the knowledge of MEI or the Company, threatened relating to liability of the Company or any Transferred Subsidiary for any on-site or off-site disposal or contamination or any noncompliance with Environmental Laws by or with respect to the Company, any Transferred Subsidiary, or any property or facility associated therewith, (iii) neither MEI, the Company, nor any Transferred Subsidiary has received written notice of any claims or written notices alleging any violation by the Company or any Transferred Subsidiary of, or any liability of the Company or any Transferred Subsidiary (contingent or otherwise) under, any Environmental Law, and neither MEI nor the Company is aware of any facts, events, or circumstances that exist or have occurred (including any disposal or arrangement for disposal on or prior to the Closing Date) that would give rise to any such claim or notice or give rise to any such violation or liability, and (iv) the Company and each Transferred Subsidiary have complied and are in compliance with all Environmental Laws. "En vironmental Law" means any applicable federal, state or local law, regulation, order, decree or judi cial opinion or other agency requirement having the force and effect of law, and any common law, relating to noise, odor, Hazardous Substances or the protection of public health or safety, workplace health or safety or pollution or protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of, or as to which liability or standards of conduct are imposed pursuant to, any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

            Section 2.7. Absence of Certain Changes. Except as disclosed in
Schedule 2.7, since August 28, 1997:

            (a) there has been no material adverse change in the Business Condition except for any change resulting from (1) any change or any development in worldwide, foreign or national economic, financial or market conditions, (2) war, insurrection or other political change or instability or (3) the announcement of the transactions contemplated hereby;

            (b) there has been no physical damage, destruction or loss to any assets or proper ties of the Company or any of the Transferred Subsidiaries, after taking into account any insurance recoveries in respect thereof, which in the aggregate exceeds $100,000; and

            (c) neither the Company nor any of the Transferred Subsidiaries has:

                  (1) sold, leased, assigned or otherwise transferred any of its tangible assets, except in the ordinary course of business consistent with past practice.

                  (2) incurred any liabilities or obligations other than current liabilities incurred, or obligations (including contingent obligations) under contracts entered into, in the ordinary course of business consistent with past practice;

                  (3) canceled, waived, or released in writing any material debt owed to the Company or any Transferred Subsidiary or, claim or right of the Company or any Transferred Subsidiary;

                  (4) delayed or postponed the payment of the accounts payable or any other liabilities of the Business other than in the ordinary course of business consistent with past practice;

                  (5) issued any capital stock or other equity securities or any securities convertible, exchangeable, or exercisable into any capital stock or other equity securities, other than to the Company by Transferred Subsidiaries in connection with the formation of Transferred Subsidiaries and other than as contemplated hereby;

                  (6) declared, set aside, or paid any dividend or distribution with respect to its capital stock or, except for the Stock Purchase and the Stock Redemption, redeemed, purchased or otherwise acquired any of its capital stock;

                  (7) sold, leased, assigned, licensed, or otherwise transferred any of its Intellectual Property or other intangible assets, except for any license granted by the Company to any Transferred Subsidiary or by any Transferred Subsidiary to the Company;

                  (8) permitted any of its material assets, tangible or intangible, to become subject to any material Encumbrance (other than Permitted Encumbrances);

                  (9) made any capital expenditures or commitments, or series thereof, involving in excess of $17,200,000 in the aggregate for the Company and the Transferred Subsidiaries during the fiscal quarter ended November 27, 1997;

                  (10) invested or committed to invest in any business entity not organized under the laws of a jurisdiction within the United States of America other than investments in Transferred Subsidiaries;

                  (11) written off as uncollectible any accounts receivable other than in ordinary course of business consistent with past practice and other than reserve adjustments relating to accounts receivable on a basis consistent with past practice;

                  (12) terminated or amended other than in the ordinary course of business consistent with past practice, suffered the termination or amendment of, failed to perform in any material respect all of its obligations under or suffered or permitted any material default to exist under, any material agreement, contract, license, or permit;

                  (13) made any loans or advances to, guarantees for the benefit of, or any investments (including any intercompany advance but excluding loans or advances to, guaranties for the benefit of or investments in Transferred Subsidiaries) in any Person, other than advances to employees in the ordinary course of business consistent with past practice that do not exceed $10,000 individually or $50,000 in the aggregate;

                  (14) paid any amount to or entered into any agreement, arrangement or transaction with any employee or officer or any Affiliate or director (in each case, other than in the ordinary course of business consistent with past practice);

                  (15) granted any increase in the compensation of any officer or employee or made any other change in the employment terms of any officer or employee other than in the ordinary course of business consistent with past practice;

                  (16) made any material change in any method of accounting or accounting practice; or

                  (17) agreed, in writing or otherwise, to any of the foregoing.

            Section 2.8. Litigation; Orders. Except as disclosed in Schedule 2.8, there are no Actions pending or, to MEI's or the Company's knowledge, threatened against the Company or any Transferred Subsidiary by or before any Governmental Authority. Except as disclosed in Schedule 2.8, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards rendered by any Governmental Authority (collectively, "Orders") (a) against the Company or any Transferred Subsidiary or any of their respective properties or the Business or (b) which affects the ability of MEI to perform its obligations hereunder.

            Section 2.9. Intellectual Property.

            (a) Except as set forth on Schedule 2.9, the Company or a Transferred Subsidiary owns, or has a valid and enforceable license to use, or as of the Closing will own or have a valid and enforceable license to use, free and clear of all Encumbrances, all of the patents, trademarks, trade names, service marks, copyrights, registrations for or applications to register any of the foregoing, trade secrets, confidential information, know-how, computer software and all other intellectual property rights ("Intellectual Property") currently used by them which are material and necessary to enable them to carry on their business as it is presently being conducted ("Company Intellectual Property"); provided, however, that the foregoing sentence shall not be deemed to be a representation as to non infringement of third party Intellectual Property or an assignment or other transfer of Intellectual Property. Except as set forth on Schedule 2.9, to the knowledge of MEI, the operation of the business of the Company and the Transferred Subsidiaries does not infringe the Intellectual Property of any third party.

            (b) Schedule 2.9 contains a complete list of all domestic and foreign patents, patent applications, invention disclosures, trade names, registered and material unregistered trademarks and service marks
("Trademarks"), Trademark registrations and applications, copyright registrations and applications, and licenses or similar agreements or arrangements with respect to Intellectual Property, in each case which are owned (in whole or in part) by (or as of the Closing will be owned by), filed by or on behalf of, or to which the Company or any of the Transferred Subsidiaries is a party.

            (c) Except as disclosed in Schedule 2.9, no claims have been asserted in writing by any Person (1) challenging the ownership, validity, enforceability or effectiveness of any Intel lectual Property owned, used, filed by or licensed to the Company or a Transferred Subsidiary, (2) to the effect that the Company or the sale of any product or the provision of any service as now sold or provided by the Company or a Transferred Subsidiary infringes on or misappropriates any Intellectual Property of a third party or (3) against the use by the Company or a Transferred Subsid iary of any Intellectual Property necessary to enable the Company and the Transferred Subsidiaries to carry on their business as it is presently being conducted. The Company and the Transferred Subsidiaries have taken all necessary and reasonable action to maintain and protect all of the Company Intellectual Property, and until the Closing Date, will continue to maintain and protect the Company Intellectual Property, in each case, so as not to adversely affect the validity or enforceability thereof. MEI has taken all necessary and reasonable action to maintain and protect those patents and patent applications listed on Schedule
2.9 and indicated as those to be assigned to the Company prior to the Closing. Except as set forth on Schedule 2.9, to MEI's and the Company's knowledge, no third party has infringed or misappropriated any of the material Company Intellectual Property.

            Section 2.10. Licenses, Approvals, Other Authorizations, Consents, Reports, etc.

            (a) Except as set forth on Schedule 2.10(a), the Company and the Transferred Subsidiaries (other than MCMS Belgium, S.A.) have all governmental licenses, permits, franchises, approvals and other authorizations of any Governmental Authority (the "Licenses") necessary to own, lease and operate its properties and enable them to carry on the Business as presently conducted. All such Licenses are in full force and effect. No proceeding is pending or, to MEI's or the Company's knowledge, threatened seeking the revocation or limitation of any such License.

            (b) As of the Closing, MCMS Belgium, S.A. will have all Licenses necessary to own, lease and operate its present properties and enable it to carry on the Business as presently conducted. As of the Closing, all such Licenses will be in full force and effect. No proceeding is pending or, to MEI's or the Company's knowledge, threatened seeking the revocation or limitation of any such License.

            (c) Schedule 2.10(c) lists all consents, approvals, registrations, filings, applications, notices, orders, authorizations, qualifications and waivers required to be made, filed, given or obtained by any of MEI, the Company or any of the Transferred Subsidiaries with, to or from any Persons or Governmental Authorities in connection with the consummation of the Recapitalization and the other transactions contemplated by this Agreement, except for those that become applicable solely as a result of the specific regulatory status of Investor or its Affiliates.

            Section 2.11. Labor Matters. Except as set forth on Schedule 2.11, neither the Company nor any of the Transferred Subsidiaries is a party to any labor union agreement or involved in or, to MEI's or the Company's knowledge, threatened with any labor action, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Company or the Transferred Subsidiaries (excluding routine workers' compensation claims).

            Section 2.12. Compliance with Laws. Except as set forth on Schedule 2.12, the conduct of the Business substantially complies with all applicable Laws and all Orders applicable thereto.

            Section 2.13. Employee Benefit Plans.

            (a) Schedule 2.13(a) lists all material employee benefit plans and programs providing benefits to any Company Employee or Former Company Employee or beneficiary or dependent thereof, sponsored or maintained by MEI or any of its Affiliates, or to which MEI or any of its Affiliates currently contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Schedule 2.13(a) also specifically identifies those Plans that are sponsored, maintained or contributed to exclusively by the Company and the Transferred Subsidiaries ("Company Plans").

            (b) MEI has delivered or made available to Investor a true, correct and complete copy of all plan documents and the current summary plan descriptions (if any) for each Plan. In addition, with respect to each Company Plan, MEI has delivered or made available to Investor a true, correct and complete copy of: (i) the three most recent filed Annual Reports (Form 5500 Series) and accompanying schedules, if any, or any similar filing made with any foreign authority; (ii) the most recent annual financial report, if any; (iii) the most recent actuarial report, if any; and (iv) the most recent determination letter from the IRS, if any.

            (c) No Company Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code. The IRS has issued a favorable determination letter with respect to the Micron Electronics, Inc. Retirement at Micron Plan ("MEI's 401(k) Plan") which letter has not been revoked, and except as disclosed in Schedule 2.13(c), to MEI's knowledge there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of MEI's 401(k) Plan or the related trust. Except as disclosed in Schedule

2.13(c), MEI and its Affiliates have substantially complied with all provisions of ERISA, the Code and all other laws and regulations applicable to the Plans.

            (d) No Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Plan that is subject to ERISA is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. Neither MEI nor the Company maintains or has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated Company Employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law or any applicable termination or severance agreements). There does not now exist, nor do any circumstances now exist that could reasonably be expected to result in, any Controlled Group Liability that would be a Liability of the Company or any Transferred Subsidiary following the Closing.

            (e) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, before the date hereof have been timely made or paid in full.

            Section 2.14. Tax Returns.

            (a) Except as disclosed in Schedule 2.14, all material Returns required to be filed prior to Closing for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of, the Company and the Transferred Subsidiaries have been or will be filed in accordance with all applicable laws, and all Taxes shown to be due on such Returns have been or will be paid prior to Closing. All such Returns have been or will be correct in all material respects. Except as set forth on Schedule 2.14 attached hereto, there is no action, suit, taxing authority proceeding or audit with respect to Taxes that is or could likely be material in amount now in progress, pending or threatened in writing against or with respect to the Company and the Transferred Subsidiaries. Each of the Company and the Transferred Subsidiaries has withheld and paid over to the applicable Taxing Authority all Taxes that are or would likely be material in amount and that are due and owing with respect to any amount paid to any independent contractor, employee, shareholder, creditor or other party.

            (b) Except as set forth on Schedule 2.14, none of the Company or any Transferred Subsidiary has currently in effect any waiver of any statute of limitations or granted any extension of time in which any material Tax may be assessed. Except as set forth on Schedule 2.14, none of the Company or any Transferred Subsidiary is currently the beneficiary of any extension for filing a Return.

            (c) Except as set forth on Schedule 2.14, none of the Company or any Transferred Subsidiary is a party to any agreement which could obligate the Company or any Transferred Subsidiary to pay any amount that would not be deductible under Code ss.280G.

            (d) No claim has been made in the last five years by any Taxing Authority in any jurisdiction where any of the Company or any Transferred Subsidiaries do not file Returns that such entity is or may be subject to taxation by that jurisdiction.

            (e) The Company is not, and has not been within the previous five years, a "United States real property holding company" within the meaning of Code ss.897(c).

            (f) The reserve for Taxes accrued on the balance sheet of the Company as of August 28, 1997 has been established in accordance with GAAP and the unpaid Taxes of the Company and the Transferred Subsidiaries will not, as of the Closing Date, exceed such reserve, adjusted for results of operations, changes in the rate of Tax and the passage of time in accordance with the Company's past practice.

            Section 2.15. Brokers, Finders, etc. Neither the Company nor MEI has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission in connection with such transactions, except for Deutsche Morgan Grenfell Inc. ("DMG"). MEI is solely responsible for any payment, fee or commission that may be due to DMG in connection with the transactions contemplated hereby.

            Section 2.16. Customers and Suppliers. Schedule 2.16 lists, as of November 27, 1997, each of the ten largest suppliers and the ten largest customers of the Company and the Transferred Subsidiaries taken as a whole based on prior twelve month purchases and sales, respectively. Except as listed on
Schedule 2.16 to the knowledge of MEI or the Company, no supplier or third-party contractor has taken any action that is reasonably likely to have a material adverse effect on the quality of the goods that it supplies to the Company or the Transferred Subsidiaries.

            Section 2.17. Real Property.

            (a) Schedule 2.17 identifies by street address all real estate leased, subleased or otherwise occupied pursuant to an agreement (the "Leases") by the Company or any of the Transferred Subsidiaries (the "Leased Premises") or owned by the Company or any of the Transferred Subsidiaries ("Owned Property", and collectively with the Leased Premises, the "Real Property"). The Leased Premises are leased to the Company or a Transferred Subsidiary pursuant to written leases, copies of which have been made available to Investor prior to the date hereof. With respect to each Lease: (i) the Company or the applicable Transferred Subsidiary has a good and valid leasehold interest in and to all of the Leased Premises, subject to no Encumbrances, except for Permitted Encumbrances or as disclosed on Schedule 2.17; (ii) each Lease is in full force and effect and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, and, except for Permitted Encumbrances or as disclosed on
Schedule 2.17, none of the Company or any Transferred Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such Lease; and (iii) there exists no declared default or to the knowledge of the Company or MEI any condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. There are no outstanding options or rights of first refusal to purchase the Owned Property or any portion thereof or interest therein except for Permitted Encumbrances. The Company or a Transferred Subsidiary has good and insurable title in and to the Owned Property, free and clear of any Encumbrances other than Permitted Encumbrances.

            (b) The Real Property constitutes all of the real property owned, leased, or otherwise utilized in connection with the Business. Other than the Company and the Transferred Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Real Property, except (x) tenants under any leases disclosed on Schedule 2.17 who are in possession of space to which they lease or (y) under or pursuant to Permitted Encumbrances. There exists no violation of any material covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property, either directly or through a valid easement or other valid rights. Except as set forth on Schedule 2.17, no such improvements or access ways encroach on land not included in the Real Property except pursuant to a valid easement or other valid right and no such improvement is dependent for its access, current operation or utility in the Business on any land, building or other improvement not included in the Real Property except pursuant to valid easement or other valid right. All facilities located on the Real Property are supplied with adequate utilities and other services necessary for the operation of such facilities as currently operated. There is no pending or, to the knowledge of MEI and the Company, any threatened condemnation proceeding, or material lawsuit or administrative action affecting any portion of the Real Property.

            Section 2.18. Material Agreements. Set forth on Schedule 2.18 is a list of each agreement, arrangement, or understanding to which the Company or any of the Transferred Subsidiaries is a party or by which the Company or any of the Transferred Subsidiaries is bound (collectively, the "Material Agreements"):

                  (1) for the lease of personal property from or to third parties providing for annual lease payments to any single lessor or from any single lessee in excess of $500,000;

                  (2) for the purchase, distribution or sale of supplies, products or other personal property or for the furnishing or receipt of information or services, in each case, calling for performance over a period of more than six months or involving more than $1,000,000;

                  (3) relating to the acquisition by the Company or any of the Transferred Subsidiaries of any legal entity or all or substantially all of the assets of any Person;

                  (4) under which it has created, incurred or assumed indebtedness involving more than $500,000 or pursuant to which an Encumbrance is imposed on any of its tangible or intangible assets;

                  (5) for the license of Intellectual Property material to the Business or the payment of royalties (whether as licensee or licensor or payor or payee) or any other agreement material to the Business providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (6) purporting to limit the right of the Company or any of the Transferred Subsidiaries to compete in any line of business, with any Person or in any geographic area or containing any covenant providing for an exclusive relationship between the Company or any Transferred Subsidiary and any Person;

                  (7) with any director, officer or employee of the Company or any Transferred Subsidiary (including any involving employment or severance);

                  (8) the consequences of a default or termination of which is reasonably likely to have a material adverse effect on the Business Condition;

                  (9) containing any guarantee or power of attorney granted by the Company or any Transferred Subsidiary;

                  (10) relating to any partnership or joint venture;

                  (11) otherwise involving the receipt or expenditure of more than $250,000 or not entered into in the ordinary course of business consistent with past practice; and

                  (12) otherwise material to the Business.

Each of the Material Agreements are in full force and effect and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity. Except as set forth on Schedule 2.18, the Company or the applicable Transferred Subsidiary, as the case may be, has complied with the material provisions of each of the Material Agreements, is not in default under any of the terms thereof, and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by the Company or the applicable Transferred Subsidiary, as the case may be, under any provision thereof. Except as set forth on Schedule 2.18, to MEI's and the Company's knowledge, all parties other than the Company or any of the Transferred Subsidiaries have complied with the material provisions of the Material

Agreements; are not in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any such party under any provision thereof. Neither the Company nor any of the Transferred Subsidiaries have received any written notice of termination with respect to any of the Material Agreements. Neither the Company nor any of the Transferred Subsidiaries has assigned any of its rights or obligations under any of the Material Agreements other than to each other. Neither the Company nor any of the Transferred Subsidiaries have waived any of its rights in writing under any of the Material Agreements. True and complete copies of all written Material Agreements and summaries of any oral Material Agreements have been made available to Investor prior to the date hereof.

            Section 2.19. Transactions with Affiliates. Except as set forth on
Schedule 2.19, (a) neither the Company nor any Transferred Subsidiary is a party to any executory contract with any of its Affiliates, and (b) no Affiliate of the Company or any Transferred Subsidiary (other than the Company and the Transferred Subsidiaries) owns any asset, property, or right, tangible or intangible, that is used in the Business.

            Section 2.20. Insurance. Set forth on Schedule 2.20 is a list and summary description of all policies (including scope, duration and amount of coverage) of fire, liability, product liability, worker's compensation and other forms of liability and casualty insurance currently in effect with respect to the Company, each of the Transferred Subsidiaries, and their respective businesses and assets. Neither the Company nor any of the Transferred Subsidiaries is in default with respect to its material obligations under any insurance policy maintained by it, and neither the Company nor any of the Transferred Subsidiaries has been denied insurance coverage. The insurance coverage of the Company and the Transferred Subsidiaries covers risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business. Except as set forth on Schedule 2.20, the Company and the Transferred Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Financial Statements are adequate to cover all reasonably anticipated liabilities with respect to any such self-insurance or co-insurance programs.

            Section 2.21. Computer Systems. Except as set forth on Schedule 2.21, neither the Company nor any Transferred Subsidiary plan or anticipate any material expenditure in relation to the hardware or software or communications systems used or planned to be used in connection with the Business. Except as set forth on Schedule 2.21, all computer systems used by the Company and the Transferred Subsidiaries recognize the advent of the year 2000 and can correctly recognize and manipulate date information relating to dates on or after January 1, 2000 and the operation and functionality of such computer systems will not be adversely affected by the advent of the year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000.

            Section 2.22. Products and Services Liability. Except as disclosed on Schedule 2.22 hereto, to MEI's and the Company's knowledge, there are not any:

            (a) outstanding liabilities of the Company or any Transferred Subsidiary, fixed or contingent, asserted or unasserted, in the aggregate in excess of $50,000 with respect to any products liability or any similar claim that relates to any product manufactured or sold by the Company or any Transferred Subsidiary to any Person,

            (b) outstanding liabilities of the Company or any Transferred Subsidiary, fixed or contingent, asserted or unasserted, in the aggregate in excess of $50,000 with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by the Company or any Transferred Subsidiary to any Person other than standard warranty obligations (to replace or repair) made by either the Company or any Transferred Subsidiaries in the ordinary course of business to purchasers of its product provided that any liability for returned materials authorizations (in amounts consistent with past practice) shall not be considered a liability for purposes of this Section 2.22, and

            (c) outstanding liabilities of the Company or any Transferred Subsidiary, fixed or contingent, asserted or unasserted, in the aggregate in excess of $50,000 with respect to any claim for the breach of any express or implied warranty or any other similar claim with respect to any service rendered by the Company or any Transferred Subsidiary to any Person other than standard warranty obligations made by either the Company or any Transferred Subsidiaries in the ordinary course of business to users of its services.

A copy of each type of warranty given to customers of the Company or any Transferred Subsidiary are attached hereto as Schedule 2.22. Set forth on
Schedule 2.22 hereto is a description of each claim in excess of $25,000 that has been asserted against the Company or any Transferred Subsidiary since December 31, 1995 based upon any product or service liability or similar claim, or on the breach or alleged breach of any express or implied product or service warranty or any other similar claim with respect to any product manufactured or sold by or any service rendered by the Company or any Transferred Subsidiary to any Person, including information regarding (i) the amount of the claim, (ii) the basis of the claim, (iii) whether the claim was covered by insurance, (iv) how the claim was resolved, and (v) the amount paid by the Company or any Transferred Subsidiary in relation to the claim.

            Section 2.23. Predecessor Businesses; Former Facilities. Neither the Company nor any Transferred Subsidiary has ever conducted any business other than the Business and the component recovery business. Except as disclosed on
Schedule 2.23 hereto, other than the Real Property, neither the Company nor any Transferred Subsidiary has ever owned, leased or occupied any real property.

            Section 2.24. Disclosure. No representation or warranty by MEI or the Company in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Investor pursuant hereto, or in connection with the transactions contemplated hereby, in any event taken together, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances in which they are made in any material respect with respect to the Business Condition.

            Section 2.25. No Representations Regarding Projections. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules hereto and any cost estimates, projections or other predictions contained or referred to in other materials that have been or may hereafter be provided to Investor or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of MEI or the Company.

            Section 2.26. Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations, warranties or covenants con tained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.


                                   ARTICLE III

                   Representations and Warranties of Investor

            Investor hereby represents and warrants to MEI as follows:

            Section 3.1. Incorporation; Authorization; No Conflicts; etc.

            (a) Investor is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Investor has full corporate, partnership or limited liability company, as the case may be, power to execute and deliver this Agreement and to perform its obligations hereunder, and Investor has full corporate, partnership or limited liability company, as the case may be, power to consummate the transactions contemplated hereby. All corporate, partnership or limited liability company, as the case may be, acts and other proceedings required to be taken by Investor to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and prop erly taken. This Agreement has been duly executed and delivered by Investor and, assuming the due execution and delivery hereof by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity.

            (b) The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby will not (1) violate any provision of the organizational documents or limited partnership agreement of Investor, (2) violate any provision of, or constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of (or entitle any party to accelerate whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of Investor's assets or properties pursuant to, any note, bond, debt instrument, mortgage, indenture, lien, lease, agreement or other instrument, or any judgment, injunction, order or decree to which Investor is a party or by which any of them is bound, or (3) violate or conflict with any Law applicable to Investor or by which any of its proper ties or assets is bound, except, in the case of clauses (2) and (3), for any such violations, defaults, rights or restrictions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (A) the business, financial condition, assets or liabilities of Investor or (B) the ability of Investor to consummate the Stock Purchase or the other transactions contemplated by this Agreement.

            Section 3.2. Licenses, Approvals, Other Authorizations, Consents, Reports, etc. Schedule 3.2 lists all consents, approvals, registrations, filings, applications, notices, orders, authorizations, qualifications or waivers required to be made, filed, given or obtained by Investor with, to or from any persons or Governmental Authorities in connection with the consummation of the Recapitalization and the other transactions contemplated by this Agreement, except for those (a) that become applicable solely as a result of the specific regulatory status of MEI, the Company or the Transferred Subsidiaries or (b) the failure to make, file, give or obtain which would not reasonably be expected, individually or in the aggregate, either to have a material adverse effect on the Business Condition of Investor or to prevent the consummation of the Stock Purchase or the other transactions contemplated by this Agreement.

            Section 3.3. Brokers, Finders, etc. Investor has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission in connection with such transactions.

            Section 3.4. Financing. Investor has received, and has furnished to MEI a copy of a commitment letter from BT Alex. Brown Incorporated ("BTAB"), dated December 18, 1997 (the "BTAB Commitment Letter"), pursuant to which BTAB has committed to provide up to $215 million in financing for the transactions contemplated hereby. Investor has the financial ability, subject only to the conditions set forth in Article VI hereof, to provide up to $61.2 million toward the Stock Purchase. Each of the BTAB Commitment Letter and a letter from Bankers Trust Company ("BT") relating to the Credit Facility (the "BT Letter") have been duly accepted by Investor. All fees required to be paid by Investor or any of its Affiliates on or prior to the date hereof in respect of the BTAB Commitment Letter and the BT Letter have been paid by Investor or its Affiliates, as applicable. As of the date hereof neither BTAB nor BT have advised Investor of any reason why the BTAB Commitment Letter or the BT Letter will not be fulfilled in accordance with their terms.

            Section 3.5. Investment. Investor (a) has been informed by the Company that the Purchase Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Purchase Shares, (c) confirms that it has been given the opportunity to ask questions of the officers and management employees of MEI, the Company and the Transferred Subsidiaries and to acquire additional information about the Business and the Business Condition and (d) is an "Accredited Investor" as defined in Regulation D under the Securities Act.

                                   ARTICLE IV

                                    Covenants

            Section 4.1. Investigation of Business; Access to Properties and Records; Records Retention.

            (a) Subject to existing confidentiality arrangements, after the date hereof and prior to Closing, MEI shall cause the Company and each of the Transferred Subsidiaries to afford to representatives of Investor reasonable access to its offices, properties, books and records, officers, counsel, accountants, contracts and Other Persons (as defined below) during normal business hours, in order that Investor may have an opportunity to make such investigations as it desires of the affairs of the Company, the Transferred Subsidiaries and the Business; provided, however, that such investigation shall be upon reasonable prior notice and shall not unreasonably disrupt the personnel and operations of MEI, the Company or any Transferred Subsidiary. All requests for access to the Company or any Transferred Subsidiary and the offices, properties, books, records and contracts re lating thereto shall be made to such representatives of MEI as MEI shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that neither Investor nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners, or other associates or Affiliates of MEI or the Company (collectively, "Other Persons"), in connection with the transactions contemplated by this Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior notification of such representatives of MEI as MEI shall designate in writing. If, as of the date hereof or at any time hereafter Investor is aware of or discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, Investor shall use reasonable best efforts to promptly so inform MEI in writing; provided, that Investor's awareness or discovery of any such breach, circumstance or condition shall in no way affect any of Investor's rights or remedies under this Agreement including any rights pursuant to Article XII.

            (b) Prior to Closing, any information provided to Investor or its representatives pursuant to this Agreement shall be held by Investor and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated September 23, 1997 by and between MEI and Cornerstone Equity Investors, L.L.C. (the "Confidentiality Agreement").

            (c) Subject to Section 9.5(c), the Company agrees (i) to hold all of the books and records of the Company and Transferred Subsidiaries existing on the Closing Date and not to destroy or dispose of any thereof for a period of 5 years from the Closing Date or such longer time as may be required by Law or by any Order, and thereafter, if it proposes to destroy or dispose of any of such books and records, to offer first in writing, at least 60 days prior to such proposed destruction or disposition to surrender them to MEI, and (ii) for a period of 5 years from the Closing Date to afford MEI (or MEI's successors or assigns), their accountants, counsel and other representatives, during normal business hours, upon reasonable request, at any time, full access to such books, records and other data and to the employees of the Company and any of its Subsidiaries to the extent that such access may be requested for any legitimate purpose at no cost to MEI (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein shall limit any of MEI's rights of discovery.

            (d) MEI agrees and shall use its reasonable best efforts to cause each Continuing Affiliate and MTI (i) to hold all of the books, records, documents, files and other data held by any such Person as of immediately after the Closing which relates in any way to the Business of the Company (including all books, record documents, files and other data relating to any Intellectual Property held by any such Person as of immediately after the Closing which relates to or is used in the Business of the Company) and not to destroy or dispose of any thereof for a period of 5 years from the Closing Date or such longer time as may be required by Law or by any Order, and thereaf ter, if any of them proposes to destroy or dispose of any of such books, records, documents, files or other data to offer first in writing, at least 60 days prior to such proposed destruction or disposition to surrender them to the Company, and (ii) for a period of 5 years from the Closing Date to afford the Company (or the Company's successors or assigns), their accountants, counsel and other representatives, during normal business hours, upon reasonable request, at any time, full access to such books, records, documents, files and other data and to the employees of MEI, each Continuing Affiliate and MTI to the extent that such access may be requested for any legitimate purpose at no cost to the Company (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein shall limit any of the Company's rights of discovery.

            (e) Notwithstanding anything contained herein to the contrary, MEI and the Company acknowledges that Investor may cause a Rule 144A placement memorandum (the "Placement Memorandum") to be prepared and used in connection with the consummation of the Company's financing of the transactions contemplated hereby and agrees to use reasonable efforts to furnish Investor with access to, and to cause the cooperation of, all records and personnel necessary for Investor to cause the consummation such financing; provided that no director or officer of MEI, in such capacity, shall be required to execute a registration statement or purchase agreement in connection with such financing. In addition, the Company shall request its accountants to consent to the inclusion of their report or reports in, and to issue a comfort letter in connection with, any offering memoranda or filings required by such financing. The Company agrees to indemnify MEI against all damages caused by any untrue statement of material fact contained in the Placement Memorandum or any omission or alleged omission of material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as MEI has provided information containing such material misstatement or material omission to the Investor or the Company in writing including in any representation and warranty contained in this Agreement.

            Section 4.2. Efforts; Obtaining Consents. Subject to the terms and conditions herein provided, MEI and Investor each agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (1) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (2) to obtain the consents, approvals and authorizations that are required to be obtained from any Governmental Authority, (3) to prevent the entry of, or to lift or rescind, any Order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (4) to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Authori ties and (5) to fulfill all conditions to this Agreement.

            Section 4.3. Further Assurances. MEI and Investor agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will use their reasonable best efforts to cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

            Section 4.4. Conduct of Business. From the date hereof to the Closing, except as disclosed on Schedule 4.4 or otherwise provided for in, or contemplated by, this Agreement, and, except as consented to or approved by Investor, MEI and the Company covenant and agree that:

            (a) the Company and the Transferred Subsidiaries shall operate their respective businesses in the ordinary course in all material respects;

            (b) none of the Company or any of the Transferred Subsidiaries shall amend its certificate of incorporation or by-laws;

            (c) except for the Stock Purchase, the Stock Redemption and in connection with the BTAB Financing, none of the Company or any of the Transferred Subsidiaries shall issue, sell, agree to issue or sell or redeem or otherwise acquire (1) any shares of its capital stock or (2) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or evidences of indebtedness or other securities;

            (d) except in the ordinary course of business, none of the Company or any of the Transferred Subsidiaries shall (1) create, incur or assume any indebtedness for Borrowed Money;

(2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person, if such assumption, guarantee, endorse ment or other liability is in any such case material to the Company; or (3) make any material loans, advances or capital contributions to or investments in, any Person (except for customary loans or advances to employees);

            (e) except in the ordinary course of business or as required by any Law or contractual obligations or other understandings or arrangements existing on the date hereof which are disclosed in Schedule 4.4, none of the Company or any of the Transferred Subsidiaries shall (1) increase in any manner the base compensation of, or enter into or amend any employment, bonus, incentive, severance, consulting, or other compensation agreement with, any existing director or officer; or (2) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof so as to increase benefits thereunder;

            (f) except in the ordinary course of business or as required by any Law or contractual obligations existing on the date hereof which are disclosed in Schedule 4.4 or as provided for in or expressly contemplated by this Agreement or Schedule 4.4, none of the Company or any of the Transferred Subsidiaries shall (1) sell, transfer or otherwise dispose of any of its material assets, (2) create any new material Encumbrance, other than a Permitted Encumbrance, on its properties or assets, (3) enter into any material joint venture or partnership or (4) purchase any material amount of assets or securities of any Person;

            (g) none of the Company or any of the Transferred Subsidiaries shall enter into any transaction or other arrangement which would have to be listed on
Schedule 2.7; and

            (h) none of the Company or any of the Transferred Subsidiaries shall agree to take any action prohibited by this Section 4.4.

            Section 4.5. Preservation of Business. Subject to the terms and conditions of this Agreement, MEI shall, and shall cause the Company and the Transferred Subsidiaries to, use reasonable efforts to preserve the Business intact, to keep available to the Company and the Transferred Subsidiaries the services of persons employed by the Company and the Transferred Subsidiaries and to preserve the goodwill of customers and others having business relations with the Company and the Transferred Subsidiaries but shall not be required to incur material expense to do so.

            Section 4.6. Public Announcements. From and after the date hereof until the Closing, MEI and Investor will, before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public state ments with respect to this Agreement and the transactions contemplated hereby, mutually agree in good faith upon the content of such press release or statement, except in the event, and only to the extent, that disclosure is required by law; provided, that in such instances the disclosing party will consult with the other party prior to making such disclosure.

            Section 4.7. Intercompany Accounts.

            (a) Notwithstanding the provisions of Section 4.4 hereof, nothing in this Agreement shall be construed or interpreted to prevent the Company from engaging in any transaction incident to the cash management procedures of Continuing Affiliates, the Company and the Transferred Subsidiaries in a manner consistent with past practice, including, without limitation, short-term investments in bank deposits, money market instruments, time deposits, certificates of deposit and bankers' acceptances, incurrence or payment of bank overdrafts and borrowings for working capital purposes and for purposes of providing additional funds to the Company and the Transferred Subsidiaries in the ordinary course of business consistent with past practice; provided, however, that notwithstanding the foregoing, between the date hereof and the Closing, the Company shall not declare, set aside, or pay any dividend or distribution with respect to its capital stock and, except for the Stock Purchase and the Stock Redemption, shall not redeem, purchase or otherwise acquire any of its capital stock.

            (b) Immediately prior to the Closing, MEI shall settle on an arms-length basis all intercompany receivables, payables and loans then existing between MTI and the Continuing Affiliates, on the one hand, and the Company and the Transferred Subsidiaries, on the other hand other than (i) receivables, payables and loans relating to ongoing business between MTI and the Continuing Affiliates, on the one hand and the Company and the Transferred Subsidiaries, on the other hand and (ii) trade payables and receivables.

            Section 4.8. Notice of Breach. If, as of the date hereof or at any time hereafter MEI or the Company is aware of or discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, MEI or the Company, as the case may be, shall promptly so inform Investor in writing.

            Section 4.9. Acquisition Proposals. MEI and the Company shall not, and the Company shall cause the Transferred Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any inquiries, discussions or proposals or offers from any Person relating to a possible disposition of any capital stock or any material portion of the assets of the Company or any Transferred Subsidiary, (ii) continue, propose, solicit, initiate, encourage or enter into negotiations or discussions relating to a possible disposition of any capital stock or any material portion of the assets of the Company or any Transferred Subsidiary, (iii) enter into or consummate any agreement or understanding providing for the disposition of any capital stock or any material portion of the assets of the Company or any Transferred Subsidiary, or (iv) assist, participate in or encourage any effort or attempt by any other Person to do or seek any of the foregoing. MEI or the Company shall promptly notify Investor of, and communicate to Investor the terms of, any such inquiry, proposal or request for information received by, or negotiations or discussions sought with, MEI, the Company or any Transferred Subsidiary.

            Section 4.10. Noncompetition; Nonsolicitation.

            (a) For a period of two (2) years from and after the Closing (the "Two Year Term"), no Continuing Affiliate shall and each Continuing Affiliate shall use its reasonable best efforts to cause its officers and directors to not directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, stockholder, partner or any other similar capacity with any business which is in competition with the business of design, assembly and testing of custom complex printed circuit boards for third party electronics original equipment manufacturers ("OEM's") and the business of design, assembly and testing of system level assemblies when acting solely and strictly in the capacity of a subcontractor of an OEM (a "Competitive Business"), or (ii) solicit, interfere with or attempt to entice away (other than through advertisements or general solicitations) from the Company, any of the Transferred Subsidiaries or any successor to any of the foregoing, any individual who is, has agreed to be or within six months of such solicitation, interference or enticement has been, employed or retained by the Company, any of the Transferred Subsidiaries or any successor to any of the foregoing. Ownership of not more than 5% of the outstanding stock of any publicly traded company shall not, in and of itself, be a violation of this Section 4.10. The restrictive covenant contained in this Section 4.10 is a covenant independent of any other provision of this Agreement, and the existence of any claim which MEI may allege against Investor, the Company, or any of their Affiliates, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. MEI agrees that a breach of this Section 4.10 shall cause irreparable harm to Investor, the Company and their respective Affiliates, that Investor's and the Company's remedies at law for any breach or threat of breach of the provisions of this Section 4.10 shall be inadequate, and that Investor and/or the Company shall be entitled to an injunction or injunctions to prevent breaches of this Section 4.10 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Investor and/or the Company may be entitled at law or in equity. The Two Year Period shall be tolled during any period of violation of this Section 4.10 after which MEI is provided notice and during any other period required for litigation during which Investor and/or the Company seeks to enforce this covenant. In the event that this
Section 4.10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

            (b) Notwithstanding the foregoing, MEI may acquire any business or entity which has a component which is a Competitive Business (an "Acquired Business") during the Two Year Term, provided that (i) not more than 10% of the revenues of the Acquired Business during the 12 calendar months immediately preceding such acquisition are derived from the business which is competitive with the Business and (ii) MEI uses its best efforts to dispose of the portion of the Acquired Business which is a Competitive Business as soon as commercially practicable.

            (c) Nothing contained in this Section 4.10 shall prohibit or in any way infringe upon the activities (including conducting the business) of MEI's advanced engineering group consistent with the activities conducted as of the date hereof.

            Section 4.11. Confidentiality.

            (a) From and after the Closing, MEI shall, and shall use its reasonable best efforts to cause its Affiliates and representatives to, keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person any trade secrets or other confidential proprietary information in its or their possession or control regarding the Company, any of the Transferred Subsidiaries or the Business. The obligation of MEI under this Section 4.11(a) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 4.11(a); or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, that, in any such case, the Person subject to such requirement shall notify Investor and the Company as early as reasonably practicable prior to disclosure to allow Investor and the Company to take appropriate measures to preserve the confidentiality of such information.

            (b) From and after the Closing, the Company shall, and shall cause its Affiliates and representatives to, keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person any trade secrets or other confidential proprietary information in its or their possession or control regarding the Continuing Affiliates or their respective businesses. The obligation of the Company under this Section 4.11(b) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 4.11(b); or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, that, in any such case, the Person subject to such requirement shall notify MEI as early as reasonably practicable prior to disclosure to allow MEI to take appropriate measures to preserve the confidentiality of such information.

            Section 4.12. Nonsolicitation by the Company. For a period of two
(2) years from and after the Closing, neither the Company nor any of its Affiliates shall, directly or indirectly, solicit, interfere with or attempt to entice away (other than through advertisements or general solicitations) from any Continuing Affiliate or any successor to any of the foregoing, any individual who is, has agreed to be or within six (6) months of such solicitation, interference or enticement has been, employed or retained by any of the Continuing Affiliates or any successor other than the individuals listed on Schedule 4.12 hereto.

            Section 4.13. Alternative Financing. In the event the financing described in the BTAB Commitment Letter will not be available at Closing, Investor shall use commercially reasonable efforts to pursue financing, reasonably acceptable to Investor, on terms in the aggregate not materially worse to Investor or the Company than the terms contained in the BTAB Commitment Letter; provided, that if Investor is unable to obtain any such alternative financing, Investor shall have no obligation to consummate the Stock Purchase, the Recapitalization or any other transaction contemplated hereby.

            Section 4.14. License Agreements. The parties hereto acknowledge that the Company currently enjoys certain rights under various agreements listed on Schedule 4.14 hereto to which either MTI or MEI is a party (the "Master Agreements"). MEI and the Company shall use their commercially reasonable efforts to obtain for the Company a replacement license or other agreement (which the Company shall be a party to), on terms reasonably satisfactory to the Company and Investor, with each of the third parties listed on Schedule 4.14 as a replacement for each of the Master Agreements.

            Section 4.15. Use of Micron Name. It is understood and agreed between the parties hereto that after the Closing, neither the Company nor any of the Transferred Subsidiaries shall have an interest in or right to use, either alone or in combination with other words or phrases, the name "Micron" or the stylized "M" currently used by the Company and the Transferred Subsidiaries. No later than the Closing, MEI shall cause the name of the Company to be changed to "MCMS, Inc." and within three (3) months after Closing will change the font currently used by the Company in the name "MCMS." The Company shall have a transition period of 3 months after the Closing to take all steps within its control to change the name of each Transferred Subsidiary, as necessary, so as to remove the name "Micron" therefrom. MEI acknowledges and agrees that the Company and the Transferred Subsidiaries will have in inventory after the Closing a quantity of work-in-process, preprinted stationery, invoices, receipts, forms, advertising and promotional materials, training and source literature, packaging material and other supplies which bear the "Micron" name and the stylized "M" (collectively, "Supplies"). Notwithstanding anything in this Section 4.15 to the contrary, MEI hereby grants to the Company and the Transferred Subsidiaries a paid-up, royalty-free right and license, to remain in effect until exhaustion of the Supplies (but in no event more than 3 months after Closing) in the ordinary course of business, to use any trademarks, trade names, trade dress, copyright or other proprietary rights of MEI associated with such Supplies, including but not limited to the "Micron" name and the Stylized "M." MEI agrees that the Company shall be permitted to continue to use its current logo and MEI expressly disclaims any rights thereto.

            Section 4.16. Schedule Supplements. Investor and MEI agree that during the period between the date hereof and the Closing Date, the schedules to this Agreement relating to Article II may be supplemented in order for MEI and the Company to bring down the representations and warranties contained in
Article II to the Closing Date (but not to change any representations and warranties made by MEI and the Company as of the date hereof). Notwithstanding the foregoing, no such schedule shall be so amended without the review and approval of Investor, which review and approval shall not be arbitrarily withheld.

            Section 4.17. Capital Expenditures. Neither the Company nor any Transferred Subsidiary shall make any capital expenditures or commitments, or series thereof, involving more than $6,500,000 in the aggregate for the Company and the Transferred Subsidiaries during the fiscal quarter ending February 28, 1998 or more than $6,000,000 in the aggregate for the Company and the Transferred Subsidiaries during the fiscal quarter ending May 31, 1998;

                                    ARTICLE V

                                Employee Benefits

            Section 5.1. Provision of Benefits. Any Company Plan other than plans maintained for the benefit of Company Employees located in Belgium and Malaysia shall terminate no later than as of the Closing Date. Except as specifically provided in this Article V, MEI shall be responsible for (x) all liabilities and obligations under the Company Plans terminated pursuant to the preceding sentence, (other than Liabilities that are accrued on the Company Financial Statements), (y) the $1,009,672.60 amount with respect to potential bonuses that is listed at Schedule 2.4, and (z) all liabilities and obligations under any Plan that is not a Company Plan. As of the Closing Date or as soon as practicable thereafter, the Company shall establish for the benefit of its employees and employees of the Transferred Subsidiaries on and after the Closing Date such Employee Benefit Plans as are reasonably deemed appropriate by the president of the Company and the Investor. The Company agrees, for all purposes under all Employee Benefit Plans applicable to employees of the Company and the Transferred Subsidiaries to treat all service by Company Employees with MEI or any of its Affiliates before the Closing as service with the Company and the Transferred Subsidiaries, except to the extent such treatment would result in duplication of benefits.

            Section 5.2. Savings Plan. As soon as reasonably practicable after the Closing Date, the Company shall establish one or more defined contribution plans (the "Successor 401(k) Plan") qualified under Section 401 of the Code, and one or more related trusts (the "Successor 401(k) Trust") exempt from taxation under Section 501 of the Code, in which Company Employees will be eligible to participate. The account balances in MEI's 401(k) Plan of all Company Employees shall be transferred to the Successor 401(k) Trust in cash or in kind, as agreed by MEI and the Company. Such transfer shall take place as soon as practicable after the Closing Date, but no earlier than the date on which the Company delivers to MEI either (x) a copy of a favorable determination letter or letters from the IRS that the Successor 401(k) Plan is qualified under Section 401 of the Code and the Successor 401(k) Trust is exempt from taxation under Section 501 of the Code, or (y) an opinion of counsel to the Company, reasonably satisfactory to MEI, that the Successor 401(k) Plan is qualified under Section 401 of the Code and the Successor 401(k) Trust is exempt from taxation under
Section 501 of the Code. Following the Closing Date, Company Employees shall continue to vest in the unvested portion of their account balances in MEI's 401(k) Plan as transferred to the Successor 401(k) Plan, based upon continued employment with the Company and the Affiliates of the Company, and otherwise on the same terms and conditions as applied under MEI's 401(k) Plan. The Company and MEI agree to cooperate in making all appropriate filings and taking all appropriate actions required to implement the provisions of this Section 5.2.

            Section 5.3. Welfare Benefits. (a) MEI shall be responsible for (i) continuing to provide Company Employees and Former Company Employees and their respective beneficiaries and dependents with welfare benefits, including without limitation life insurance, accidental death and dismemberment insurance, medical, dental, vision, short-term and long-term disability benefits (such benefits, collectively, "Welfare Benefits"), for claims incurred before the Closing Date; and (ii) providing Company Employees, Former Company Employees and their respective current and former dependents and beneficiaries with all required continuation coverage under Section 601 et seq. of ERISA and Section 4980B of the Code for "qualifying events" (as defined in Section 603 of ERISA and the regulations pertaining thereto) occurring on or prior to the Closing Date.. The Company and the Transferred Subsidiaries shall be solely responsible for providing Company Employees and their beneficiaries and dependents with the Welfare Benefits that are provided under plans to be established by the Company for claims incurred after the Closing Date; provided, that if as a result of the level of benefits provided by the Company after the Closing Date any employee experiences a "qualifying event" (as defined above) merely as a result of ceasing to participate in the Plans and starting to participate in such plans established by the Company, the Buyer shall compensate MEI for its costs and expenses in providing continuation coverage to such employees. For purposes of this Section 5.3(a), a claim for a medical, dental or other similar benefit shall be considered to be incurred when the services that are the subject of the claim are performed; a claim for life insurance or other death-related benefits shall be considered to be incurred when the death of the covered individual occurs; and a claim for disability benefits or other income-replacement benefits shall be considered incurred as and when such benefits are payable.

            (b) The Welfare Benefits provided by the Company to Company Employees and their beneficiaries and dependents after the Closing shall be provided without evidence of insur ability and without the application of any pre-existing physical or mental condition restrictions, except to the extent such restrictions applied to any particular individual immediately before the Closing Date. To the extent any such individual has, before the Closing Date, satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses under the applicable plan of MEI and its Affiliates, such individual shall be credited therefor under the corresponding provisions of the corresponding plan of the Company and the Transferred Subsidiaries in which such individual participates after the Closing Date.

            Section 5.4. Intercompany Charges. Nothing contained herein shall be deemed to prevent the Company from paying monthly charges accrued for pre-Closing periods for employee benefits, in a manner consistent with past practice (including such charges for any period of less than a month ending immediately on the Closing Date).

                                   ARTICLE VI

                  Conditions of Investor's Obligation to Close

            Investor's obligation to consummate the Recapitalization shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Investor, of all of the following conditions:

            Section 6.1. Representations, Warranties and Covenants of MEI and the Company. The covenants and agreements of MEI and the Company to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all respects (except for such failures to be performed which could not reasonably be expected in the aggregate to have a material adverse effect on the Company's Business Condition) and the representations and warranties of MEI and the Company contained in this Agreement shall be true and correct in all respects (except for such failure to be true and correct which could not reasonably be expected in the aggregate to have a material adverse effect on the Company's Business Condition) as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for such representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all respects as of such other date or time (except for such failures to be true and correct which could not reasonably be expected in the aggregate to have a material adverse effect on the Company's Business Condition), and Investor shall have received a certificate to such effect signed by an executive officer of MEI and the Company.

            Section 6.2. Filings; Consents; Waiting Periods. The material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers which are set forth on Schedule 6.2 (the "Material Consents") shall have been filed, made or obtained, in each case in a form reasonably acceptable to Investor, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

            Section 6.3. No Injunction. At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains, enjoins or prohibits the consummation of the Recapitalization or the other transactions contemplated hereby.

            Section 6.4. Transitional Services Agreement. MEI and MTI shall have duly delivered authorized and executed counterparts of each of the Transitional Services Agreements containing the terms set forth in the term sheet annexed hereto as Exhibit A.

            Section 6.5. Stockholders Agreement and Registration Rights Agreement. MEI and the Company shall have delivered duly authorized and executed counterparts to a stockholders agreement (the "Stockholders Agreement") and a registration rights agreement (the "Registration Rights Agreement"), in each case, containing the terms set forth in the term sheet annexed hereto as Exhibit C.

            Section 6.6. Financing. The Company shall have received the financing described in the BTAB Commitment Letter consistent with the terms therein or otherwise obtained financing sufficient to consummate the transactions contemplated hereby on terms reasonably satisfactory to Investor.

            Section 6.7. Indebtedness. All outstanding indebtedness for Borrowed Money of the Company and the Transferred Subsidiaries ("Indebtedness") shall be paid in full; any outstanding letters of credit shall be terminated; and the Company shall have obtained (x) the release of all Encumbrances on the capital stock of the Company and each of the Transferred Subsidiaries and all assets securing such Indebtedness and (y) the release of all guarantees with respect to such Indebtedness. At the Closing, the Company shall provide or arrange to be provided to Investor evidence demonstrating the payment in full of such Indebtedness, the termination of such letters of credit and the release of such Encumbrances and guarantees.

            Section 6.8. Material Adverse Effect. Since August 28, 1997, no event shall have occurred which has or which could reasonably be expected to have a material adverse effect on the Business or the financial condition of the Company and the Transferred Subsidiaries taken as a whole except for any change resulting from (i) any change or any development in worldwide, foreign or national economic, financial or market conditions, (ii) war, insurrection or other political changes or instability or (iii) the announcement of the transactions contemplated hereby.

            Section 6.9. Opinion of Counsel. MEI and the Company shall have delivered to Investor an opinion of counsel to MEI and the Company (which counsel shall be reasonably acceptable to Investor) with respect to items and in a form, in each case, reasonably acceptable to Investor.

            Section 6.10. Resignation of Directors. MEI and the Company shall have delivered to Investor the written resignations or evidence of removal of each of the directors of the Company or any of the Transferred Subsidiaries as Investor shall have requested at least two business days prior to the Closing.

            Section 6.11. Other Closing Documents. The Company shall have obtained title insurance and surveys for each parcel of Owned Real Property located within the United States and Leased Real Property in the United States (to the extent required by the providers of the BTAB Financing), in each case, which is in customary form and does not disclose matters other than (i) Permitted Encumbrances or (ii) matters which do not have a material adverse effect on the current use of such parcel of Real Property. With respect to each leased parcel of Real Property, the Company shall have delivered to Investor (to the extent required by the providers of the BTAB Financing) a consent and waiver and an estoppel letter executed by the landlord, lessor, landlord and/or licensor of such leased Real Property, in each case, in form and substance reasonably acceptable to Investor and the providers of the BTAB Financing. The Company shall have delivered to Investor all other customary closing documents, each in form and substance reasonably acceptable to Investor.

            Section 6.12. Articles of Incorporation. The Company's Articles of Incorporation shall have been amended and restated to be in a form as provided by Investor to MEI and the Company at least five (5) business days prior to the Closing (the "Amended Charter"). The Amended Charter shall have been filed with the Secretary of State of Idaho, shall be in full force and effect under the laws of the State of Idaho as of the Closing, and no further amendments or modifications shall have been made to the Company's Articles of Incorporation.

            Section 6.13. Bylaws. The Company's Bylaws shall have been amended and restated to be in a form as provided by Investor to MEI and the Company prior to the Closing (the "Amended Bylaws"). The Amended Bylaws shall be in full force and effect as of the Closing and shall not have been further amended or modified.

            Section 6.14. Booster Pump and Power Substation. MEI and the Company shall have entered into an arrangement, reasonably satisfactory to Investor and MEI, pursuant to which the Company shall be granted (i) access to the booster pump located on MEI's real property in Nampa, Idaho and (ii) the ability to draw power from the power substation located on MEI's real property in Nampa, Idaho.

            Section 6.15. Patent Agreement. MEI shall have duly delivered an authorized and executed counterpart of a patent and invention disclosure assignment and license agreement substantially in the form attached hereto as Exhibit D (the "Patent Agreement").

            Section 6.16. Know-How Agreement. MEI shall have duly delivered an authorized counterpart of a know-how license agreement substantially in the form attached hereto as Exhibit E (the "Know-How Agreement").

            Section 6.17. MTI License Agreement. MTI shall have duly delivered an authorized and executed counterpart of a covenant not to sue agreement substantially in the form attached hereto as Exhibit F (the "MTI Agreement").

                                   ARTICLE VII

            Conditions to MEI's and the Company's Obligation to Close

            MEI's and the Company's obligation to consummate the Recapitalization is subject to the satisfaction on or prior to the Closing Date, or waiver by MEI and the Company, of all of the following conditions:

            Section 7.1. Representations, Warranties and Covenants of Investor.
(a) The covenants and agreements of Investor to be performed on or before the Closing Date in accordance with the Recapitalization Agreement have been duly performed in all material respects and (b) the representations and warranties of Investor contained in this Recapitalization Agreement are true and correct in all material respects as of the date hereof and on and as of the Closing Date with the same effect as though such rep resentations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date.

            Section 7.2. Filings; Consents; Waiting Periods. The Material Consents shall have been filed, made or obtained, and all applicable waiting periods under the HSR Act shall have expired or been terminated.

            Section 7.3. No Injunction. At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains, enjoins or prohibits the consummation of the Recapitalization or the other transactions contemplated hereby.

            Section 7.4. Transitional Services Agreements. The Company shall have delivered duly authorized and executed counterparts of each of the Transitional Services Agreements.

            Section 7.5. Stockholders Agreement and Registration Rights Agreement. Investor and the Company shall have delivered duly authorized and executed counterparts to the Stockholders Agreement and the Registration Rights Agreement.

            Section 7.6. Patent Agreement. The Company shall have duly delivered an authorized and executed counterpart of the Patent Agreement.

            Section 7.7. Know-How Agreement. The Company shall have duly delivered an authorized and executed counterpart of the Know-How Agreement.

            Section 7.8. MTI Agreement. The Company shall have duly delivered an authorized and executed counterpart of the MTI Agreement.

                                  ARTICLE VIII

                          The Recapitalization; Closing

            Section 8.1. Authorization. Prior to the Closing Date, the Company shall have authorized (i) the issuance and sale of the Purchase Shares to the Investor and (ii) the other transactions comprising the Recapitalization, including the Stock Redemption and the BTAB Financing.

            Section 8.2. Stock Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to the Investor the Purchase Shares in exchange for the Purchase Price.

            Section 8.3. Stock Redemption. Pursuant to the authorization contemplated by Section 8.1 hereof and subject to the terms and conditions set forth in this Agreement, the parties hereto agree that MEI shall offer for redemption, and the Company shall redeem the Redemption Shares. In consideration for the Redemption Shares, at the Closing, MEI will receive $264,200,000 (the "Redemption Price") from the Company.

            Section 8.4. Closing.

            (a) Time and Place of Closing. The Closing shall take place on the Closing Date at 10:00 A.M., New York City time, at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022 or such other place at the parties shall mutually agree.

            (b) Deliveries and Proceedings at the Closing. At the Closing,

                  (1) Deliveries by the Company to Investor. The Company shall deliver to Investor certificate(s) representing the Purchase Shares.

                  (2) Deliveries by Investor to the Company. Investor shall pay to the Company the Purchase Price by wire transfer of immediately available funds to one or more accounts as designated by the Company.

                  (3) Deliveries by MEI to the Company. MEI shall surrender to the Company certificate(s) representing the Redemption Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or any other proper instrument of assignment duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, whereupon the Company shall cancel such Redemption Shares, which shall thereafter cease to be issued and outstanding.

                  (4) Deliveries by the Company to MEI. The Company shall pay to MEI the Redemption Price by wire transfer of immediately available funds to one or more accounts as designated by MEI.

                  (5) Other Deliveries. The closing certificates, opinion of counsel and other documents and agreements required to be delivered pursuant to this Agreement with respect to the Closing will be exchanged.

                                   ARTICLE IX

                                   Tax Matters

            Section 9.1. Tax Indemnification by MEI. MEI shall be liable for, and shall hold the Company and any successor corporations thereto or affiliates thereof harmless from and against the following Taxes with respect to the Company or any Transferred Subsidiary:

            (a) any and all Taxes for any taxable period or portion thereof ending on or before the Closing Date due or payable by the Company or any Transferred Subsidiary (whether or not accrued or reserved for on the books and records of the Company and/or any of the Transferred Subsidiaries), except to the extent provided in Sections 9.2(b) and 9.2(c); and

            (b) any several liability of the Company under Treasury Regulations
Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws for tax periods or portions thereof ending on or prior to the Closing Date and for tax periods of MEI and any other member of MEI's consolidated tax group (other than the Company and the Transferred Subsidiaries with respect to periods after the Closing) ending after the Closing Date and including the Closing Date.

            Section 9.2. Tax Indemnification by the Company. The Company shall be liable for, and shall hold MEI harmless from and against, the following Taxes with respect to the Company or any Transferred Subsidiary: (a) any and all Taxes for any taxable period or portion thereof be ginning after the Closing Date, due or payable by the Company or any Transferred Subsidiary; (b) any and all Taxes resulting from transactions, acts or omissions not in the ordinary course of business after the Closing on the Closing Date; and (c) Taxes payable with respect to the business or operations of the Company or the Transferred Subsidiaries during the period from the date hereof through the Closing. For purposes of clause (c) of this Section 9.2, the Company shall compute, or cause to be computed, the Taxes payable (which computation shall be reduced by the amount of any estimated Taxes paid by the Company during such period) within 90 days of the Closing Date and shall pay to MEI such amount.

            Section 9.3. Filing Responsibility. (a) MEI shall prepare and file or shall cause the Company to prepare and file the following Returns with respect to the Company:

                  (1) all Income Tax Returns required to be filed for any taxable period ending on or before the Closing Date;

                  (2) all other Returns with respect to Taxes other than Income Taxes required to be filed (taking into account extensions) prior to the Closing Date; and

            (b) The Company shall, subject to the provisions of Section 9.3(c), file or cause to be filed all Returns for which MEI does not have filing responsibility pursuant to Section 9.3(a) with respect to the Company.

            (c) With respect to any Tax Return of the Company and/or the Transferred Subsidiaries for taxable periods beginning before the Closing Date and ending after the Closing Date, the Company shall consult with MEI concerning such Return and report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of MEI, unless otherwise agreed by MEI and Investor and unless, in the written opinion of nationally recognized tax counsel to the Investor, complying with MEI's instructions could subject Investor or the Company to any criminal or civil penalties under Sections 6662 through 6664 of the Code or similar provisions of applicable state, local or foreign laws.

            (d) The Company and MEI shall report all transactions not in the ordinary course of business occurring on the Closing Date after the Closing on the Company's federal income tax return to the extent permitted by Reg. ss.1.1502-76(b)(1)(B).

            Section 9.4. Refunds. (a) Except to the extent that an asset representing a Tax refund is recorded on the audited balance sheet of the Company as of August 28, 1997, MEI shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods or portions thereof ending on or before the Closing Date (plus any interest received with respect thereto).

            (b) The Company shall be entitled to any refunds or credits of Taxes paid in and attributable to taxable periods beginning on or after the Closing Date (plus any interest received with respect thereto).

            (c) The Company shall promptly forward to MEI or reimburse MEI for any refunds or credits due MEI (pursuant to the terms of this Article IX) after receipt thereof, and MEI shall promptly forward to the Company (pursuant to the terms of this Article IX) or reimburse the Company for any refunds or credits due the Company after receipt thereof.

            (d) MEI, Investor and the Company agree that the Company shall not elect to carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date into any taxable period ending on or before the Closing Date.

            (e) Except as contemplated by this Agreement, all Tax sharing agreements and arrangements of whatever kind with respect to the Company shall be terminated as of the Closing Date without obligation to the Company, and the Company will not have any current or potential contractual obligation to indemnify any other person with respect to Taxes as of or after the Closing Date.

            Section 9.5. Cooperation and Exchange of Information. (a) Investor and MEI and their respective affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation and making available such knowledgeable employees of the Company or MEI, as the case may be, as may be reasonably requested. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

            (b) MEI shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Company provided that, with respect to any state and local Income Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date, MEI shall consult with Investor and the Company with respect to the resolution of any issue that would have a material effect on Investor and/or the Company, and not settle any such issue, or file any amended return relating to any such issue, without the consent of Investor, which consent shall not unreason ably be withheld. In the event Investor withholds its consent to any proposed settlement, MEI's liability for Taxes with respect to such proposed settlement shall be limited to the amount of Taxes that the Company would have paid (including as the result of any adjustments to the basis or a changed method of accounting) under the terms of such proposed settlement. Investor shall have the right, at its own expense, to control any proceeding which MEI has declined to control, and any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period beginning on or after the Closing Date with respect to the Company provided that, with respect to any state and local Income Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date, Investor shall consult with MEI with respect to the resolution of any issue that would affect MEI, and not settle any such issue, or file any amended return relating to any such issue, without the consent of MEI, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by the other party pursuant to this Section, such other party may continue or initiate any further proceedings at its own expense, provided that the liability of the first party, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

            (c) For a period of seven (7) years after the Closing Date, the Company shall retain all Returns, books and records (including computer files) of, or with respect to the activities of, the Company and the Transferred Subsidiaries for all taxable periods ending on or prior to the Closing Date.

            (d) If any party hereto or an Affiliate thereof fails to provide any information required to be provided hereunder and requested by the other party hereto in the time specified herein, or if no time is specified pursuant to this
Section 9.5, within a reasonable period, or otherwise fails to do any act required of it under this Section 9.5, then the first party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the other party and shall so indemnify the other party and hold the other party harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, to the extent payable solely as a result of such failure.

            Section 9.6. Allocation of Certain Taxes. Any Income Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date (a "Straddle Period") shall be apportioned between the portion of such Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning on the day following the Closing Date based on the actual operations of the Company during each such portion of the Straddle Period and for purposes of the provisions of Sections 9.1, 9.2 and 9.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). All Taxes other than Income Taxes relating to a Straddle Period shall be apportioned between the portion of such Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning on the day following the Closing Date based on the number of days of the assessment period occurring on and before the Closing Date and the number of days during such period occurring after the Closing Date, and for purposes of Sections 9.1, 9.2, and 9.5 each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). To the extent estimated Taxes have been paid prior to the Closing Date with respect to a Straddle Period, MEI's liability with respect thereto shall be reduced by that amount.

            Section 9.7. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by MEI when due, and MEI will, at its own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Company will, and will cause its affiliates to, join in the execution of any such Return and other documentation.

                                    ARTICLE X

                                   Termination

            Section 10.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

            (a) The mutual consent of each of the parties hereto;

            (b) Either MEI, the Company or Investor by written notice to all other parties hereto if the Closing has not occurred by the close of business on April 30, 1998 and if the failure to consummate the Recapitalization on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing and such party is not otherwise in breach of this Agreement;

            (c) By Investor, at any time prior to the Closing, following written notice by Investor to MEI and the Company of a material breach of any material representation, warranty or covenant of MEI or the Company contained in this Agreement, if such breach is not cured within thirty (30) days after receiving notice thereof; or

            (d) By MEI, at any time prior to the Closing, following written notice by MEI to Investor of a material breach of any material representation, warranty or covenant of Investor contained in this Agreement, if such breach is not cured within thirty (30) days after receiving notice thereof.

            Section 10.2. Procedure and Effect of Termination. In the event of termination of this Agreement by any party or parties hereto pursuant to Section 10.1, this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 4.1(b) and 11.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority pursuant to this Agreement shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

                                   ARTICLE XI

                                  Miscellaneous

            Section 11.1. Entire Agreement; Beneficiaries. This Agreement (including the Schedules and Exhibits attached hereto) and the Confidentiality Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties relating to the matters set forth herein other than those set forth or referred to herein or therein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns permitted by Section 11.7) any rights or remedies hereunder.

            Section 11.2. Survival of Representations and Warranties and Covenants of Investor. All representations and warranties and covenants of Investor set forth in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall terminate at the ear lier of
(a) one year after the Closing Date and (b) termination of this Agreement in accordance with Article X hereof.

            Section 11.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 11.3, provided receipt of copies of such counterparts is confirmed.

            Section 11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

            Section 11.5. Expenses. MEI shall pay and hold the Company, the Transferred Subsidiaries and Investor harmless against liability for the payment of all Company Expenses. In the event any Company Expenses have been paid by the Company or any Transferred Subsidiaries prior to the Closing without being reimbursed by a Continuing Affiliate, such amount paid (and not reimbursed) shall be a valid and enforceable receivable of the Company owed from MEI to the Company as of the Closing. Except as provided in this Section 11.5 or as otherwise set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, if the transactions contemplated hereby are consummated, then the Company shall pay all Investor's and Investor's Affiliates (other than the Company and the Transferred Subsidiaries) fees and expenses in connection with the transactions contemplated hereby, including, any and all commitment fees and reasonable legal, accounting and consulting fees.

            Section 11.6. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to MEI shall be addressed to:

                  Micron Electronics, Inc.
                  900 East Karcher Road
                  Nampa, Idaho  83687
                  Attention:  General Counsel
                  Telecopy No:  (208) 898-7411

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Barry A. Bryer
                  Telecopy No:  (212) 403-2000


or at such other address and to the attention of such other person as MEI may designate by written notice to the other parties hereto. Notices to Investor shall be addressed to:

                  Cornerstone Equity Investors IV, L.P.
                  c/o Cornerstone Equity Investors, L.L.C.
                  717 Fifth Avenue
                  Suite 1100
                  New York, New York  10022
                  Attention:  Tony Downer
                              Michael E. Najjar
                  Telecopy No:   (212) 826-6798

                  with a copy to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Frederick Tanne
                  Telecopy No:   (212) 446-4900

or at such other address and to the attention of such other person as Investor may designate by written notice to the other parties hereto. Notices to the Company prior to the Closing shall be addressed to:

            Micron Electronics, Inc.
            900 East Karcher Road
            Nampa, Idaho  83687
            Attention:  General Counsel
            Telecopy No:  (208) 898-7411

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Barry A. Bryer
            Telecopy No:  (212) 403-2000

and notices to the Company after the Closing shall be addressed to:

            MCMS, Inc.
            16399 Franklin Road
            Nampa, Idaho  83687
            Attention:  General Counsel
            Telecopy No:  (208) 893-8711

            with a copy to:

            Cornerstone Equity Investors, L.L.C.
            717 Fifth Avenue
            Suite 1100
            New York, New York  10022
            Attention:  Tony Downer
                        Michael E. Najjar
            Telecopy No:  (212) 826-6798

            and

            Kirkland & Ellis
            153 East 53rd Street
            New York, New York  10022
            Attention:  Frederick Tanne
            Telecopy No:  (212) 446-4900

or at such other address and to the attention of such other person as the Company may designate by written notice to the other parties hereto.

            Section 11.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto; provided, further, that, notwithstanding the foregoing, Investor may assign its rights and obligations hereunder in whole or in part to any Affiliate of Investor; Investor may assign its rights and obligations to purchase up to 49.9% of the Purchase Shares to any Person provided that any such assignment shall not release Investor of its purchase obligations hereunder and provided further that the representations and warranties contained in Article III hereof (other than Section 3.4) shall be true and correct with respect to any such assigns; and the Company may assign its rights and obligations hereunder as collateral security to any bona fide financial institution or underwriter providing financing to the Company in connection herewith, in each case, without the consent of any party hereto.

            Section 11.8. Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

            Section 11.9. Consent to Jurisdiction. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

            Section 11.10. Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party hereto sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

            Section 11.11. Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                                   ARTICLE XII

                                 INDEMNIFICATION

            The parties hereto agree as follows:

            Section 12.1. General Indemnification Obligations. MEI hereby agrees to indemnify, defend and hold Investor and its respective officers, directors and Affiliates (including, after the Closing, the Company and the Transferred Subsidiaries) (the "Investor Indemnitees") harmless from and against and to reimburse the Investor Indemnitees with respect to any one or more of the following: (i) any and all Damages arising out of or resulting from a misrepresentation or breach of warranty of MEI or the Company contained in this Agreement or in any exhibit or schedule hereto, (ii) any and all Damages arising out of or resulting from any breach of any covenant or obligation of MEI contained in this Agreement, whether requiring performance before or after the Closing Date, (iii) any and all Damages arising out of or resulting from any breach of any covenant or obligation of the Company contained in this Agreement requiring performance before the Closing Date, and (iv) any and all Damages arising out of or resulting from the matter described on Schedule 2.13(c). Notwithstanding any provision to the contrary contained herein, MEI agrees that it will not make any claim for indemnification or contribution against the Company and it will cause its Continuing Affiliates and each of their respective directors, officers and employees not to make any claim for indemnification or contribution against the Company, by reason of the fact that MEI or any such Affiliate, director, officer or employee was a stockholder, director, officer, employee, or agent of the Company, with respect to or in connection with (a) any action, suit, proceeding, complaint, claim, or demand brought by the Company or the Investor against MEI or such Affiliate, director, officer or employee (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) or (b) any action, suit, proceeding, complaint, claim or demand arising out of or in connection with the Stock Redemption, the Recapitalization or the other transactions contemplated by this Agreement.

            Section 12.2. General Indemnification Procedures.

            (a) All of the parties hereto shall cooperate in the defense or prosecution of any claim, action, suit or proceeding by a Person other than a party hereto or an Affiliate of any party hereto in respect of which indemnity may be sought hereunder (a "Third Party Claim") and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

            (b) No action or claim for Damages under Section 12.1(i) arising out of or resulting from a breach of representations and warranties contained herein shall be brought or made after the date which is one year after the Closing Date; provided, however, that the foregoing time limitations shall not apply to:
(1) any of the representations and warranties contained in Sections 2.1 (other than subsection 2.1(c)(2)), 2.2 (other than subsection 2.2(a)(3)) and 2.6, each of which shall survive until the date which is three years after the Closing Date; (2) any of the representations and warranties contained in Section 2.14 which shall survive until the expiration of the applicable statute of limitations or (3) any such actions or claims which have been the subject of a good faith written notice from any Investor Indemnitee to MEI prior to either such applicable period, which notice specifies in reasonable detail the nature and basis for such action or claim (which shall survive until the final resolution of such actions or claims).

            (c) Notwithstanding anything to the contrary in this Article 12, no limitation or condition of liability provided in this Article 12 shall apply to the breach of any representations and warranties if such breach was made wilfully or with the intent to deceive.

            Section 12.3. Indemnification Basket. MEI shall not be obligated to indemnify the Investor Indemnitees pursuant to this Article 12 for any Damages resulting from any breaches of representations and warranties in this Agreement (which breaches and resulting Damages shall be determined, solely for the purposes of this Section 12.3 as though any materiality limitations in such representations and warranties did not exist), unless (i) the Damages arising from any such breach or series of related breaches and incurred by the Investor Indemnitees exceeds $35,000 only in which such case shall such Damages be counted towards the Threshold, and (ii) the aggregate of all such Damages counted towards the Threshold and incurred by the Investor Indemnitees exceeds $1,000,000 (the "Threshold"), in which event MEI shall be liable for all Damages in excess of the Threshold claimed by the Investor Indemnitees; provided, however, that Damages recoverable by the Investor Indemnitees for breaches of the representations and warranties contained in Sections 2.1 (other than subsection 2.1(c)(2)), 2.2 (other than subsection 2.2(a)(3)), 2.6 and 2.14 shall not be subject to the Threshold and shall be paid by MEI in their entirety. Notwithstanding the foregoing, the Threshold shall not be available for any wilful breach of any representation or warranty.

            Section 12.4. Indemnification Cap. In no event shall MEI be required to indemnify the Investor Indemnitees for Damages pursuant to Section 12.1(i) in excess of $13,550,000 (the "Cap"); provided, however, that Damages recoverable by the Investor Indemnitees for breaches of the representations and warranties contained in Sections 2.1(other than subsection 2.1(c)(2)), 2.2 (other than subsection 2.2(a)(3)), 2.6 and 2.14 shall not be subject to the provisions of this Section 12.4 and shall be paid by MEI in their entirety. Notwithstanding the foregoing, the Cap shall not be available for any wilful breach of any representation or warranty.

            Section 12.5. Indemnity Exclusive Remedy. In the absence of fraud, the indemnification pursuant to this Article XII shall be the exclusive remedy for any breach or misrepresentation of warranty of MEI or the Company contained in this Agreement or in any exhibit or schedule hereto, any breach of any covenant or obligation of MEI contained in this Agreement, whether requiring performance before or after the Closing Date, and any breach of any covenant or obligation of the Company contained in this Agreement requiring performance prior to the Closing Date.

            IN WITNESS WHEREOF, this Recapitalization Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                    MICRON CUSTOM MANUFACTURING
                                    SERVICES, INC.

                                    By: /s/ Robert F. Subia
                                        -------------------------------
                                        Name:  Robert F. Subia
                                        Title: President, Chairman & CEO


                                    MICRON ELECTRONICS, INC.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    CORNERSTONE EQUITY INVESTORS IV, L.P.

                                    By: Cornerstone IV, L.L.C.,
                                        as General Partner

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

            IN WITNESS WHEREOF, this Recapitalization Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                    MICRON CUSTOM MANUFACTURING
                                    SERVICES, INC.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    MICRON ELECTRONICS, INC.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    CORNERSTONE EQUITY INVESTORS IV, L.P.

                                    By: Cornerstone IV, L.L.C.,
                                        as General Partner

                                    By: /s/ John A. Downer
                                        -------------------------------
                                        Name:  John A. Downer
                                        Title: Managing Director

            IN WITNESS WHEREOF, this Recapitalization Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                    MICRON CUSTOM MANUFACTURING
                                    SERVICES, INC.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    MICRON ELECTRONICS, INC.           REVIEWED
                                                                       MEI LEGAL
                                    By: /s/ [ILLEGIBLE]                   REM
                                        ------------------------------- -------
                                        Name:
                                        Title:


                                    CORNERSTONE EQUITY INVESTORS IV, L.P.

                                    By: Cornerstone IV, L.L.C.,
                                        as General Partner

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

                                   SCHEDULES

                                Schedule 2.1(c)

1. The Merrill Lynch Term WCMA Loan Agreement, dated April 15, 1997, requires the prior written consent of Merrill Lynch before Micron Custom Manufacturing Services, Inc. ("Company") is a party to any merger and before, among other things, there is a material change in the controlling ownership of Company.

2. The Revolving Credit Facility, dated as of March 17, 1997, between Company and Micron Electronics, Inc. ("Seller"), requires Company to obtain Seller's written consent prior to selling Company common stock the result of which would be Seller owning less than 51% of the common stock of Company.

3.    Lease regarding 2500 South Tri-Center Boulevard, Durham, NC 27713.

                                Schedule 2.2(a)

None

                                Schedule 2.2(c)

                          Place of
Subsidiary                Incorporation     Authorized Capital           Issued Capital     Owner
----------                -------------     ------------------           --------------     -----
Micron Custom             British Virgin    50,000 shares, par value     1 share            The Company
Manufacturing Services    Islands           US$1.00 per share
International, Inc.
("MCMSI")

M.C.M.S. Sdn. Bhd.        Malaysia          100,000 shares, par value    2 shares           MCMSI
                                            RM1.00 per share

M.C.M.S. Asia Pacific     Singapore         100,000 shares, par value    2 shares           MCMSI
Pte Ltd                                     S$1.00 per share

M.C.M.S. Belgium S.A.     Belgium           2,500 shares, no par value   2,499 shares       The Company
                                                                         (the Company)

                                                                         1 share (Rob
                                                                         Subia)

                                  Schedule 2.4

1. See attached schedule of executive bonus obligations under the Micron Electronics, Inc. Executive Bonus Plan for certain Company executives

2.    Creditor                         Balance as of 11/27/97
      --------                         ----------------------
      Baan U.S.A., Inc.                $796,928.00

      Oracle Corporation               $656,290.00

      Northern Telecom                   $9,598.00

3. Liabilities and obligations of the Company and Transferred Subsidiaries for borrowed money:

      Creditor                         Balance as of 11/27/97
      --------                         ----------------------
      Merrill Lynch                    $583,333.35

4. Freegate prepaid $203,425 for future product and in respect thereof the Company has given Freegate a promissory note in such amount.

5. MEI takes the position that the allocable portion of the Idaho Power Substation improvement to MCMS is as much as $712,725 (it being understood that MCMS considers unresolved the appropriate allocation, if any). This amount represents MCMS' portion of the total cost provided that MCMS continues to use power from this substation.

MICRON ELECTRONICS, INC.
SUMMARY OF EXECUTIVE BONUS PROGRAMS

AWARDS

                                     CMS                                       MEI
                          ------------------------   ----------------------------------------------------      GRAND
     EXECUTIVE               1994          1995          1995          1996          1997          1998        TOTAL
==================================================   ====================================================  ============
AMOUNT AWARDED
SUBIA, ROB                 45,933.25     52,817.70    123,615.34    213,994.57    402,163.46                 838,524.32
ASLA, JESS                 45,933.25     52,817.70     77,259.59    178,328.81    287,259.61                 641,598.96
MCCARVEL, JOHN                                                                    172,355.77                 172,355.77
                          ------------------------   ----------------------------------------------------  ------------
                           91,866.50    105,635.40    200,874.93    392,323.38    861,778.84        --     1,652,479.05
                          ========================   ====================================================  ============

AMOUNT REMAINING                 20%           40%           40%           60%           80%
AMOUNT UNEARNED AND
  UNPAID
SUBIA, ROB                  9,186.65     21,127.08     49,446.14    128,396.74    321,730.77                 529,887.38
ASLA, JESS                  9,186.65     21,127.08     30,903.84    106,997.29    299,807.69                 398,022.54
MCCARVEL, JOHN                 --            --            --            --       137,884.62                 137,884.62
                          ------------------------   ----------------------------------------------------  ------------
                           18,373.30     42,254.16     80,349.97    235,394.03    689,423.07               1,065,794.53
                          ========================   ====================================================  ============

AMOUNT ACCRUED              3,119.99      3,587.62      6,822.17     13,324.19     29,267.96                  56,121.93
                          ========================   ====================================================  ============

UNEARNED BALANCE NOT ACCRUED                                                                               1,009,672.60
                                                                                                           ============

Notes:

Data for 1998 is not available at this time

Chris Anton became an executive in fiscall 1998

                                  Schedule 2.5

Lien Holder                                 Encumbered Property
-----------                                 -------------------
NTFC Capital                                Telecommunications equipment in
                                            Durham, North Carolina

Merrill Lynch                               The Company's Nampa, Idaho real
                                            property located at 16399 Franklin
                                            Road and the fixtures thereon

COECO - Business Credit Leasing             Office Equipment

                                  Schedule 2.6

1. In September and October, 1997, the Company's environmental safety personnel and consultants requested that Technicians wear personal air samplers while performing preventative maintenance on a Wave Solder Machine at the Company's Nampa, Idaho facility and the Company's Durham, NC facility in December, 1997. The monitoring results for certain of the employees indicated a time weighted average exposure level above the OSHA-designated permissible exposure limits ("PEL") concerning airborne lead. With respect to the September 1997 testing, Technicians were not notified of the results within 5 days. Prior to November 1997, the Company did not have a formal lead control or air respirator program in place.

2.    See attached.

3.    See Schedule 2.10(a).

4. The Company's Durham, NC facility may be required to obtain a general stormwater discharge permit from the North Carolina environmental regulatory agency. The Company is in the process of applying for the permit.

                                                                  SCHEDULE NO. 8
                                                                  (Page 9 of 13)

                              [Letterhead of MCMS]


                                 June 11, 1996

Mr. Doug Conde
Deputy Attorney General
Idaho Division of Environmental Quality
1410 North Hilton
Boise, Idaho 83706

Mr. Rob Howarth
Environmental Hydro Geologist
Idaho Division of Environmental Quality
1445 North Orchard
Boise, Idaho 83706

      Re: Micron Custom Manufacturing Services, Inc. Request Under Policy PM95-4

Dear Mr. Conde and Mr. Howarth:

      Micron Custom Manufacturing Services, (MCMS), a wholly owned subsidiary of Micron Electronics, Inc., (MEI) recently acquired 29 acres of undeveloped agricultural property and 2.5 acres of residential property in Nampa, Idaho (the Property) to accommodate the relocation and expansion of the MCMS operation. The Property is located adjacent to and east of MEI's property in Nampa. MEI's property is the subject of the attached letter dated January 22, 1996 from Doug Conde to Krista McIntyre.

      In connection with the acquisition of the Property, MEI and MCMS retained the consulting firm of Brown & Caldwell to perform a Phase I Site Assessment. (A copy of the report is enclosed for your review.) The Phase I Site Assessment identified evidence that the groundwater beneath the Property may be contaminated by a local plume.(1) Based upon the Phase I Site Assessment and environmental reports generated for MEI with respect to the purchase of surrounding property, MCMS believes that the plume from the nearby industrial complex may have migrated beneath the Property. Because the Property is adjacent to and east of the existing MEI property covered in the attached January 22, 1996 letter, it is conceivably within the migration path of the local plume.

----------

(1) This assessment is supported by the information generated in connection with the acquisition of 40 acres by MEI in 1995. Phase I and II Site Assessment reports prepared at that time revealed the existence of a groundwater plume allegedly originating from a nearby industrial complex occupied by the Great Western Chemical Company, Van Waters & Rogers, Inc., and others. Contamination was detected beneath the MEI property (attached letter dated January 22, 1996) and can reasonably be expected to exist below the Property discussed in this letter.

                                                                  SCHEDULE NO. 8
                                                                 (Page 10 of 13)

Mr. Doug Conde
Mr. Rob Howarth
Idaho Division of Environmental Quality
June 11, 1996
Page 2


      This letter is presented to the Idaho Division of Environmental Quality
(IDEQ) for the following reasons: (1) to provide a copy of the Phase I Site Assessment; (2) to establish that neither MCMS nor MEI have caused, contributed to, or exacerbated the groundwater contamination in the area; (3) to summarize MCMS' future plans for the Property and associated groundwater; and (4) to request a site specific covenant not to sue, consistent with IDEQ's Policy Memoranda PM95-4, Policy Toward Owners of Property Containing Contamination.

Phase I Site Assessment

      The enclosed Phase I Site Assessment confirms that there are no past or present adverse environmental conditions on the Property. Specifically, the report states that the Property has been used primarily for agricultural and residential purposes and that, based upon a thorough investigation, including conversations with prior owners, there is no evidence that contaminants of the nature known to be impacting the groundwater (i.e. PCE) were ever used on or near the Property. In addition, the Phase I Site Assessment did not reveal any areas of contamination on-site or irregular pathways that could present a threat to the quality of groundwater in the area. MEI and MCMS are currently taking steps to prevent the use and presence of PCE containing materials during construction and operation of the new MCMS facility.

Anticipated Groundwater Use

      MCMS requires clean water for irrigation and process related activities. MCMS is concerned about the quality of groundwater available in the area at this time. In addition, MCMS is committed to ensuring that none of its activities contribute to or exacerbate the contamination or extent of the plume. Therefore, upon commencement of operation on the Property this fall, MCMS plans to purchase municipal water.

      Nonetheless, MCMS anticipates the availability of and reserves its right to access uncontaminated groundwater in the future, should MCMS chose to exercise the groundwater rights acquired upon purchase of the Property. MCMS encourages IDEQ's efforts to develop a comprehensive corrective action plan with the responsible parties to address the plume.

                                                                  SCHEDULE NO. 8
                                                                 (Page 11 of 13)

Mr. Doug Conde
Mr. Rob Howarth
Idaho Division of Environmental Quality
June 11, 1996
Page 3


Conclusion

      The information presented in this letter, the attached Phase I Site Assessment, and the Phase I and II reports submitted to IDEQ last fall to support the attached January 22, 1996 letter from Doug Conde suggest that the groundwater beneath the Property may be contaminated by a local plume. Moreover, this information confirms that both MEI and MCMS are eligible for protection under policy PM95-4. Specifically, (1) neither MEI, nor MCMS, has caused, contributed to, or exacerbated the contamination; (2) both MEI and MCMS have and will continue to cooperate with IDEQ; (3) there is no alternative basis for liability against MEI or MCMS, and (4) an independent source for the pollution does not exist on the Property. Therefore, MEI and MCMS comply with the prerequisites and under policy PM95-4 are innocent landowners of additional property beneath which may flow groundwater contamination.

      MEI and MCMS request a written covenant not to sue from IDEQ, based upon the information presented, in connection with the Property. At your request, representatives of MEI and MCMS will be available to meet with you to provide any additional information you require. If you have any questions, please call Danette Kuecks, Environmental Manager for MEI at 368-2725 or Krista McIntyre, an attorney with Stoel Rives at 387-4239.

                                          Sincerely,


                                          /s/ Robert Subia

                                          Robert Subia
                                          President

RS/jkf

cc:   Danette Kuecks
      Rick Malmgren
      (w/o encs.)

                                                                  SCHEDULE NO. 8
                                                                 (Page 12 of 13)

         [LETTERHEAD OF STATE OF IDAHO OFFICE OF THE ATTORNEY GENERAL]


                                August 21, 1996

Robert Subia
President
Micron Custom Manufacturing Services, Inc.
8455 Westpark Street
Boise, ID 83704-8366

RE:  Nampa PCE Contamination

Dear Mr. Subia:

      I am writing to you on behalf of the Idaho Department of Health and Welfare, Division of Environmental Quality (DEQ) in response to your letter dated June 11, 1996. In the June 11, 1996 letter, Micron Custom Manufacturing Services, Inc. (MCMS) and Micron Electronics, Inc. (MEI) request a determination from DEQ with respect to the liability of these companies in connection with property located in Nampa, Idaho recently acquired to accommodate the relocation and expansion of the MCMS operation. The property is generally downgradient from PCE contamination in the ground water in the area. The results of a Phase I site assessment was sent with the June 11, 1996 letter.

      DEQ has adopted policy PM95-4 that provides, if four conditions listed in the policy are met, DEQ will not pursue enforcement under laws administered by DEQ against those landowners who, through no fault of their own, come to have a pollutant on their property which has migrated from outside their property. Based upon the information you have presented, it is DEQ's position that the policy is applicable to MCMS and MEI with respect to the recently acquired property described in the June 11, 1996 letter and the PCE contamination.

      The application of the policy is contingent upon the reasonable cooperation of the property owner. DEQ, therefore, will expect MEI's and MCMS's continued cooperation in DEQ's efforts to investigate and remediate the contamination. DEQ may request access to the property for itself and any responsible party.

                                                                  SCHEDULE NO. 8
                                                                 (Page 13 of 13)

Robert Subia
Page 2
August 21, 1996


      If you have any further questions or comments, please give me a call.


                                     Yours very truly,


                                     /s/ Douglas M. Conde

                                     Douglas M. Conde
                                     Deputy Attorney General

DMC/lvh

cc:   Rob Howarth, DEQ-SWIRO
      Mark Jeffers, DEQ
      Krista McIntyre

                    [Letterhead of Micron Technology, Inc.]


                                    November 18, 1991


Mr. Douglas M. Conde
Deputy Attorney General
Division of Environmental Quality
1410 North Hilton
Boise, Idaho 83706

Dear Mr. Conde:

      This letter is in response to your written request dated October 28, 1991 concerning the property owned and operated by Micron Technology located at 8455 Westpark Lane, Boise, Idaho. Based on your letter and a subsequent conversation between yourself and John Day, it is our understanding that your inquiry is primarily concerned with solvents. Although other chemicals may be used in limited quantities, they are of secondary importance and may be addressed later, if deemed appropriate. The following list represents our answer to your questions in the order asked:

      1. Micron Technology Inc., is engaged in two (2) types of business at the above referenced location; (1) the assembly of printed circuit boards, and (2) tool & die operations to support Micron's other operations. These two operations have been at this location since May of 1990.

      2. We are still operating at the same location as stated above.

      3. The solvent chemicals that are, or were, used at our site are documented on exhibit 1. The term "solvent" has broad application. For the sake of this response, we have included all chemicals used at this site that are light, organic based products with properties similar to those found in Tetrachloroethylene and Ethylbenzene.

      4. All solvent materials at the site were/are used in cleaning and preparing circuit boards for assembly. Additionally, some solvents were used in the Tool & Die operation as part of the cleaning and maintenance of equipment used in that operation. All materials not listed as in inventory have been fully consumed in the production processes. Any chemicals not consumed in production, production preparation, or clean up from production are shown as in inventory, or they have been returned to the main Micron facility. There have been no chemicals disposed of at this site.

      5. All solvents at the above stated site are stored in chemical cabinets which are fireproof and meet or exceed the OSHA regulations. Only minimal operating quantities are stored. All major supplies or quantities are stored at Micron's main facility, at 2805 East Columbia Road.

Mr. Douglas M. Conde
November 18, 1991
Page 2


      6. There are no underground storage tanks.

      7. There were no spills, leaks, or other improper releases of chemicals or solvents during the period of time that we have occupied the premises.

      8. Micron Technology, Inc. purchased the property located at 8455 Westpark Lane from:

                              M & J Investment Company
                              1305 N. W. Davis
                              Portland, Oregon 97202

This purchase was effective December 29, 1989.

      Prior to purchase, and as a condition of the sale, Micron conducted an extensive environmental assessment on the existing ground water. This test comprised three exploratory boring's and completion as monitoring wells and analysis of soil samples. The results of the test concluded that Tetrachloroethane was not present and that there was no indication of any hazardous waste or petroleum compounds on site. These tests were conducted under the direction of Chen-Northern, Inc of Boise, Idaho.

      Occupancy for the facility, after necessary leasehold improvements were made, was granted April 26, 1990. Actual operations began in May, 1990.

      9. Attached as Exhibit 2 are copies of the Material Safety Data Sheets supplied to Micron by the vendors of the products used and listed on exhibit 1. There were no spills, leaks, or improper releases of chemicals at the site.

      10. Managers who have knowledge of operations are;
          Joe Daltoso, Manager of MAG and Partial Operations
          Don Lopez, Manufacturing Manager

      11. Micron has no specific knowledge of chemicals used by other companies in the vicinity of the Boise Town Square Mall.


                                   Sincerely,


                                   /s/ Nick Edwards

                                   Nick Edwards
                                   Manager of Plant Operations

mkc

Attachments

cc:   Larry Grant
      Laura Arment
      Joe Daltoso

           Chemicals Used, Purchased from May 1990 to September 1991.

--------------------------------------------------------------------------------
Chemical                            Quantity              Quantity      Quantity
                                    Purchase              On Hand       Used
--------------------------------------------------------------------------------
ACETONE                             11.7 GAL              4 GAL         7.7 GAL
--------------------------------------------------------------------------------
ALPHA 611F FLUX                     110 GAL               40 GAL        70 GAL
--------------------------------------------------------------------------------
ALPHA K75-1 OMEGA SOL.              121 GAL               10 GAL        111 GAL
--------------------------------------------------------------------------------
ELECTRO WASH                        1920 OZ               336 OZ        1584 OZ
--------------------------------------------------------------------------------
ELECTROCLEAN SOLUTION               1 OZ.                 1 OZ.         0
--------------------------------------------------------------------------------
FREON SMT                           1045 GAL              0             1045 GAL
--------------------------------------------------------------------------------
FREON TMS                           110 GAL               55 GAL        55 GAL
--------------------------------------------------------------------------------
ISOPROPYL IPA                       28 GAL                5 GAL         23 GAL
--------------------------------------------------------------------------------
KESTER 2224 FLUX                    6 GAL                 3 GAL         3 GAL
--------------------------------------------------------------------------------
KESTER 4662 THINNER                 5 GAL                 5 GAL         0
--------------------------------------------------------------------------------
LACQUER THINNER                     12 GAL                1.5 GAL       10.5 GAL
--------------------------------------------------------------------------------
MINERAL SPIRITS                     55 GAL                50 GAL        5 GAL
--------------------------------------------------------------------------------
TAK PAK X-NMS SOLVENT               .81 OZ                .54 OZ        .27 OZ
--------------------------------------------------------------------------------
TAP MATIC #1                        5 GAL                 2 GAL         3 GAL
--------------------------------------------------------------------------------
TAP MATIC #2                        5 GAL                 2 GAL         3 GAL
--------------------------------------------------------------------------------

                                   Exhibit 1

                            [SEAL OF STATE OF IDAHO]

                 [Letterhead of Attorney General Larry Echohawk]


                                October 28, 1991


Micron Technology, Inc.
8455 Westpark Lane
Boise, Idaho 83704

Re:   West Boise Contamination

Dear Sir or Madam:

      I am one of the Deputy Attorneys General representing the Idaho Department of Health and Welfare, Division of Environmental Quality (Department). The Department is currently investigating groundwater contamination in west Boise. Based upon information the Department presently has, tetrachloroethylene (PERC) and ethylbenzene contamination has been found in groundwater in the vicinity of the Boise Towne Square Mall and to the north and west of the Boise Towne Square Mall. The contamination has impacted drinking water supplies.

      The Department is collecting information regarding businesses presently located, or that were located, in the vicinity of the Boise Towne Square Mall property. Micron Technology, Inc. apparently operates a business located at 8455 Westpark Lane, Boise, Idaho. The Department, through the Attorney General's Office, requests that you supply the following information:

1. The nature of the business conducted by your company in the vicinity of the Boise Towne Square Mall;

2. If you no longer operate in the vicinity of the Boise Towne Square Mall, indicate the dates in which you so operated;

3. What chemicals, including solvents of any kind, were stored, used, disposed of or transported to or from the site of your business;

4. If solvents were used at the site in question, please explain how they were used, the company that supplied the solvents, the

Micron Technology, Inc.
Page 2
October 28, 1991


quantity of solvents used, and during what time period they were used;

5. If solvents were stored on site, explain how and where they were stored, the quantity that was stored, and during what time period;

6. Indicate whether underground storage tanks of any sort were in place in connection with the site in question and whether the underground storage tanks were used. If the underground storage tanks were removed, please explain when and why they were removed;

7. Were there any spills, leaks or other releases of chemicals, including solvents, at the site, and if so, indicate the amount released, the nature of the release, what response was made to the release, when they were released and what chemicals were released;

8. Describe the ownership history, past and present, of the property at which the business was conducted;

9. Provide any written documents of any kind regarding the chemicals used, stored, transported or dosposed of and any spills, leaks or releases of chemicals at the site in question;

10. Provide the names of any employees or managers who may have information regarding the business conducted at the site.

11. Provide the names and addresses of any other companies that, to your knowledge, used, stored or disposed of solvents in the vicinity of the Boise Towne Square Mall. In addition, indicate whether you are aware of any spills, leaks or disposal of chemicals in the vicinity of the Boise Towne Square Mall by unknown parties, and if so, indicate when the release or disposal occurred, and what chemicals were released or disposed of.

Micron Technology, Inc.
Page 3
October 28, 1991


      Please provide this information by November 15, 1991. In the meantime, if you have any questions or comments, please call me, (208) 334-0494, or Sally Goodell, (208) 334-5860, at the Department.

                                           Yours very truly,


                                           /s/ Douglas M. Conde

                                           Douglas M. Conde
                                           Deputy Attorney General

DMC/lvh

cc:   Sally Goodell
      Paul Jehn

                                  Schedule 2.7

1. The Company has incurred liabilities and obligations in connection with its licensing of software from Baan USA, Inc., Oracle Corporation, and Industrial Computer Corporation.

2. In November, 1997, the Company promoted Christopher J. Anton to Chief Financial Officer of the Company. Employment and Non-Compete Agreement, dated October 27, 1997, with Christopher J. Anton.

3. On November 18, 1997, the Company consummated the acquisition of assets relating to Alcatel Bell's Colfontaine, Belgium operation for US$4.5 million and executed and delivered various documents in connection therewith.

4. Since August 28, 1997, the Company and the Transferred Subsidiaries have engaged in a number of transactions and arrangements with each other including, without limitation, in connection with the formation of M.C.M.S. Belgium S.A. and M.C.M.S. Netherlands B.V., the sharing of certain intellectual property, and the investment of monies and incurrence of debt.

5.    See Schedules 2.4, 2.6, 2.8 and 4.4.

                                  Schedule 2.8

See Schedule 2.9

See attached

--------------------------------------------------------------------------------
 CHARGE OF DISCRIMINATION                       AGENCY        CHARGE NUMBER

This Form is affected by the Privacy Act of    |x| FGPA
1974; See Privacy Act Statement before         |_| EEOC
completing this form.                                          141980127
--------------------------------------------------------------------------------

         _____________________________________________________ and EEOC
                     State or local Agency, if any

--------------------------------------------------------------------------------
NAME (Indicate Mr., Ms., Mrs.)                HOME TELEPHONE (Include Area Code)

 Mr. Rajesh H. Lavani                          (919) 544-9610
--------------------------------------------------------------------------------
STREET ADDRESS               CITY, STATE, ZIP CODE                DATE OF BIRTH

 1707-D East Cornwallis Road, Durnham, N.C. 27713                   06/08 68
--------------------------------------------------------------------------------
NAMED IS THE EMPLOYER, LABOR ORGANIZATION, EMPLOYMENT AGENCY APPRENTICESHIP COMMITTEE, STATE OR LOCAL GOVERNMENT AGENCY WHO DISCRIMINATED AGAINST ME (If more than one list below.)
--------------------------------------------------------------------------------
NAME                 NUMBER OF EMPLOYEES, MEMBERS  TELEPHONE (Include Area Code)

 X Micron CMS                    300+                        (919) 405-1200 (HR)
--------------------------------------------------------------------------------
STREET ADDRESS               CITY, STATE AND ZIP CODE                   COUNTY

 2500 S. Triangle Center, Durnham, N.C. 27713                           Durnham
--------------------------------------------------------------------------------
NAME                                               TELEPHONE (Include Area Code)

--------------------------------------------------------------------------------
STREET ADDRESS               CITY, STATE AND ZIP CODE                   COUNTY

--------------------------------------------------------------------------------

CAUSE OF DISCRIMINATION BASED ON                  DATE DISCRIMINATION TOOK PLACE
 (Check appropriate box(es)                           EARLIEST        LATEST

 |_| RACE |_| COLOR |_|SEX |_|RELIGION                  9/10/96      Present
                                                                       /  /
 |X| NATIONAL ORIGIN |_| RETALIATION |_| AGE
                                                      |xx| CONTINUING ACTION
 |_| DISABILITY |_| OTHER (Specify)
--------------------------------------------------------------------------------

THE PARTICULARS ARE (If additional space is needed, attach with sheet(s)),

 SEE ATTACHED HERETO.

                                                                  [SEAL OMITTED]
--------------------------------------------------------------------------------
|_| I want this charge filed with        NOTARY (then necessary for [ILLEGIBLE])
both the EEOC and the State or
local Agency, if any. I will advise
the agencies if I change my address      /s/ Janet C. Fuquay
or telephone number and cooperate        ---------------------------------------
fully with them in the processing        I swear or affirm that I have read the
of my charge in accordance with          above charge and that it is true to
their procedures.                        the best of my knowledge, information
                                         and belief.
--------------------------------------------------------------------------------
I declare under penalty of perjury             SIGNATURE OF COMPLAINANT
that the foregoing is true and correct.

                                               SUBSCRIBED AND SWORN TO BEFORE ME
                   /s/ Rajesh H. Lavani        THIS DATE.
                                               (Day, month, year)

 Date 11/11/97  Charging Party (Signature)     Nov. 11, 1997
--------------------------------------------------------------------------------
EEOC FORMS (Rev. 06182)
                                               My Comm. Exp:      FEPA COPY
                                                                [ILLEGIBLE]

--------------------------------------------------------------------------------

 EQUAL EMPLOYMENT OPPORTUNITY COMMISSION     PERSON FILING CHARGE

                                             Lavani, Rajesh H
                                            ------------------------------------
                                             THIS PERSON (check one)
 Ms. Jennifer Mann
 Director of Human Resources                 |x| CLAIMS TO BE AGGREIVED
 Micron CMS                                  |_| IS FILING ON BEHALF OF ANOTHER
 2500 S. Triangle Center                    ------------------------------------
 Durham, NC 27713                            DATE OF ALLEGED VIOLATION
                                                Earliest      Most Recent

                                                09/10/96        11/11/97
                                            ------------------------------------
                                             PLACE OF ALLEGED VIOLATION

                                             Durham, N.C.
                                            ------------------------------------
                                             CHARGE NUMBER

                                             141980127
--------------------------------------------------------------------------------
                       NOTICE OF CHARGE OF DISCRIMINATION
         (See EEOC "Rules and Regulations" before completing this part)

You are hereby notified that a charge of employment discrimination has been filed against your organization under:

      |X| TITLE VII OF THE CIVIL RIGHTS ACT OF 1964

      |_| THE AGE DISCRIMINATION IN EMPLOYMENT ACT 1987

      |_| THE AMERICANS WITH DISABILITIES ACT

      |_| THE EQUAL PAY ACT (29 U.S.C. SECT. 206(d)) investigation will be conducted concurrently with our investigation of this charge.

The boxes checked below apply to your organization:

1.|_| No action is required on your part at this time.

2.|X| Please submit by 12/18/97 a statement of your position with respect to the allegation(s) contained in this charge, with copies of any supporting documentation. This material will be made a part of the file and will be considered at the time that we investigate this charge. Your prompt response to this request will make it easier to conduct and conclude our investigation of this charge.

3.|X| Please respond fully by 12/08/97 to the attached request for information which pertains to the allegations contained in this charge. Such information will be made a part of the file and will be considered by the Commission during the course of its investigation of the charge.

For further inquiry on this matter, please use the charge number shown above. Your position statement, your response to our request for information, or any inquiry you may have should be directed to:

Raleigh Area Office
1309 Annapolis Drive
Raleigh, NC 27608-2129                    Alvan L. Robinson, Senior Investigator
                                          --------------------------------------
                                                (Commission Representative)

                                                      (919) 856-4076
                                          --------------------------------------
                                                    (Telephone Number)

|X| Enclosure: Copy of charge
--------------------------------------------------------------------------------
BASIS OF DISCRIMINATION

|X| RACE  |_| COLOR  |_| SEX  |_| RELIGION  |X| NAT. ORIGIN  |_|AGE
|_| DISABILITY  |_| RETALIATION  |_| OTHER
--------------------------------------------------------------------------------
CIRCUMSTANCES OF ALLEGED VIOLATION

See enclosed Form 5, Charge of Discrimination.

--------------------------------------------------------------------------------
Date           TYPED NAME/TITLE OF AUTHORIZED EEOC OFFICIAL      SIGNATURE

11/24/97        Richard E. Walz                              /s/ Richard E. Walz
--------------------------------------------------------------------------------
EEOC Form 151 (Rev. 06/82)                                    RESPONDENTS'S COPY

--------------------------------------------------------------------------------

                     Equal Employment Opportunity Commission
                             REQUEST FOR INFORMATION

--------------------------------------------------------------------------------

Chg. Party:   Lavani, Rajesh H
Respondent:   Micron CMS
Charge No.:   141980127

1.    Give the correct name and address of the facility named in the charge.

2. State the total number of persons who were employed by your organization during the relevant period. Include both full and part-time employees. How many employees are employed by your organization at the present time?

3. Supply an organizational chart, statement, or documents which describe your structure, indicating, if any, the relationship between it and superior and subordinate establishments within the organization.

4. Supply a statement or documents which identify the principal product or service of the named facility.

5. State the legal statue of your organization, i.e, corporation, partnership, tax-exempt non-profit, etc. If incorporated, identify the state of incorporation.

6. State whether your organization has a contract with any agency of the federal government or is a subcontractor on a project which receives federal funding. Is your organization covered by the provisions of Executive Order 11246? If your answer is yes, has your organization been the subject of a compliance review by the OFCCP at any time during the past two years?

7. Submit a written position statement on each of the allegations of the charge, accompanied by documentary evidence and/or written statements, where appropriate. Also include any additional information and explanation you deem relevant to the charge.

8. Submit copies of all written rules, policies and procedures relating to the issue(s) raised in the charge. If such does not exist in written form, explain the rules, policies and procedures.

                                  ATTACHMENT TO
                            CHARGE OF DISCRIMINATION
                               OF RAJESH H. LAVANI

      I began working for Micron, CMS on September 10, 1996. Micron CMS is an electronic assembly plant. I am a test technician. Since I began employment, they have discriminated against me based on my national origin, Indian. My supervisor has discriminated against me in the following ways:

      1. I was denied training provided to other employees. In my annual review, they told me that I was doing good work. However, I needed additional training. Target dates were set for the training. When they held the training courses, other employees were allowed to attend and I was not notified of the training programs.

      2. My job performance was rated as "exceeds expectations". However, Caucasian employees who hold the same position and have been in that position for a shorter time received higher bonuses than I.

      3. The company exceeded performance goals and treated the employees in my department to dinner. They did not include me. I questioned my supervisor, Mr. Chris Landi. I wanted to know if my exclusion was a "major oversight". He told me that it was not an oversight.

                 INFORMATION SHEET ON CHARGES OF DISCRIMINATION

                           EEOC RULES AND REGULATIONS

      Section 1601.15 of EEOC's Procedural Regulations provides that persons charged with employment discrimination, such as yourself, may submit a statement of position or evidence with respect to the allegations contained in this charge.

      EEOC's Recordkeeping and Reporting Requirements are set forth at Title 29, Code of Federal Regulations (CFR), Part 1602 (see particularly Section 1602.14 below) for Title VII and the ADA; 29 CFR Part 1620 for the EPA; and 29 CFR Part 1627, for the ADEA. These regulations generally require respondents to preserve payroll and personnel records relevant to a charge of discrimination until disposition of the charge or litigation relating to the charge (for ADEA charges, this notice constitutes the written request set out in Part 1627 for respondents to preserve records relevant to the charge -- the records to be retained are as described in Section 1602.14, as cited below; and should be kept for the periods described in that section). Parts 1602, 1620 and 1627 also prescribe record retention periods -- generally, three years for basic payroll records and one year for personnel records. Questions regarding retention periods and the types of records to be retained should be resolved by reference to the regulations.

      Section 1602.14 Preservation of records made or kept. ...Where a charge of discrimination has been filed, or an action brought by the Commission or the Attorney General, against an employer under Title VII or the ADA, the employer shall preserve all personnel records relevant to the charge or the action. The term "personnel records relevant to the charge," for example, would include personnel or employment records relating to the aggrieved person and to all other aggrieved employees holding positions similar to that held or sought by the aggrieved person and application forms or test papers completed by an unsuccessful applicant and by all other candidates for the same position as that for which the aggrieved person applied and was rejected. The date of "final disposition of the charge or the action" means the date of expiration of the statutory period within which the aggrieved person may bring an action in a U.S. District Court or, where an action is brought against an employer either by the aggrieved person, the Commission, or by the Attorney General, the date on which such litigation is terminated.

                     NOTICE OF NON-RETALIATION REQUIREMENTS

      Section 704(a) of Title VII, Section 4(d) of the ADEA, and Section 503(a) of the ADA provide that it shall be an unlawful employment practice for an employer to discriminate against any of his/her employees or applicants for employment, for an employment agency to discriminate against any individual, or for a labor organization to discriminate against any member thereof or applicant for membership, because s/he has opposed any act or practice made unlawful by these statutes; or because s/he has made a charge, testified, assisted, or participated in any manner in an investigation, proceeding, or hearing under these statutes. The Equal Pay Act of 1963 contains similar provisions. Additionally, Section 503(b) of the ADA prohibits coercion, intimidation, threats, or interference with any person because s/he has exercised or enjoyed, or aided or encouraged others in their exercise or enjoyment, of rights under the Act.

      Persons filing charges of discrimination are advised of these Non-Retaliation Requirements and are instructed to notify EEOC if any attempt at retaliation is made. Note that the Civil Rights Act of 1991 provides substantial additional monetary provisions to remedy instances of retaliation or other discrimination, including, for example, to remedy the emotional harm caused by on-the-job harassment.

                  NOTICE REGARDING REPRESENTATION BY ATTORNEYS

      Although it is not necessary that you be represented by an attorney while we handle this charge, you have a right, and may wish to retain an attorney to represent you. If you are represented by an attorney we request that you provide the Commission with your attorney's name, address, and telephone number, and that you ask your attorney to write to the Commission confirming such representation.

                      (reverse side of EEOC Form 131/131 A)

                                  Schedule 2.9

1. Except as set forth in Section 4.15 of the Recapitalization Agreement, no rights are granted in the name "Micron" or the stylized "M" of the Company's logo.

2. The Company's patents and patent applications are nonexclusively licensed to various companies pursuant to cross-license agreements between MTI and/or MEI and such companies.

3. MEI cannot represent and warrant that the Company owns or has a license to or as of the Closing will own or have a license to use third party software that is not proprietary to either MEI or MTI, including any software licenses listed in Schedule 2.18 and the following:

      a)  Oracle
      b)  Payroll Data Systems
      c)  Ross Systems
      d)  Sun
      e)  Digital
      f)  Microsoft
      g)  Corbis
      h)  PBX
      i)  Cincom

4. Hakan Lans has asserted Patent # 4,303,986 against Sequent Computer Systems, Inc. ("Sequent"), a customer of the Company, with respect to which Sequent sought indemnification from the Company. The Company agreed to indemnify and hold harmless Sequent from any loss arising out of any such alleged infringement.

5. Patent numbers 4,884,674 and 4,306,292 (the Head patents) were asserted by Texas Instruments against Seller in 1996 as applied to the Fuji pick and place equipment used by the Company. Seller and TI entered into a patent cross license agreement in August 1996. However, the license agreement is specific to the manufacture and sale of personal computers and peripheral products.

6. See Exhibits A, B, and C to the "Patent and Invention Disclosure Assignment and License Agreement" regarding information called for in
      Section 2.9(b).

7. Any rights associated with the circuit design used in association with the MCMS logo are granted to the Company.

                                Schedule 2.10(a)

M.C.M.S. Sdn. Bhd. hs applied for, but has not yet received, a Malaysian environmental permit.

See Schedule 2.6

                                Schedule 2.10(c)

1. The Merrill Lynch Term WCMA Loan Agreement, dated April 15, 1997, requires the prior written consent of Merrill Lynch before Micron Custom Manufacturing Services, Inc. ("Company") is a party to any merger and before, among other things, there is a material change in the controlling ownership of Company.

2. The Revolving Credit Facility, dated as of March 17, 1997, between Company and Micron Electronics, Inc. ("Seller"), requires Company to obtain Seller's written consent prior to selling Company common stock the result of which would be Seller owning less than 51% of the common stock of Company.

3.    Lease regarding 2500 South Tri-Center Boulevard, Durham, NC 27713.

                                 Schedule 2.11

1. In November, 1997, in connection with the establishment of the Company's Belgium operation, M.C.M.S. Belgium S.A. entered into two union agreements.

2.    See Schedule 2.8

                                 Schedule 2.12

See Schedules 2.6, 2.8, 2.9, 2.10(a) and 2.11

M.C.M.S. Belgium S.A. does not have all necessary Licenses.

                                Schedule 2.13(a)

1.    Plans.

            Micron Electronics, Inc. Retirement at Micron Plan (401(k) plan)

            Micron Electronics, Inc. 1995 Employee Stock Purchase Plan

            Zeos International, Ltd. 1991 Stock Incentive Plan

            Micron Technology, Inc. Nonstatutory Stock Option Plan

            Micron Electronics, Inc. 1995 Stock Option Plan

            Restricted Stock Purchase Agreements

            Micron Electronics, Inc. Profit Distribution Plan

            Micron Electronics, Inc. Pay for Performance Plan

            Micron Electronics, Inc. Executive Bonus Plan

            Micron Electronics, Inc. Dependent Care Flexible Spending Account
            Plan

            Micron Electronics, Inc. Health Care Flexible Spending Account Plan

            Micron Electronics, Inc. Flexible Benefits Plan

            Micron Technology, Inc. Medical Plan

            Micron Technology, Inc. Dental Plan

            Micron Technology, Inc. Vision Plan

            Micron Technology, Inc. Long Term Disability Plan

            Micron Technology, Inc. Short Term Disability Plan

            Micron Technology, Inc. Basic Group Life and Accidental Death and Dismemberment Insurance Plan

            Micron Technology, Inc. Supplemental Life and Accidental Death and Dismemberment Insurance Plan

            Micron Technology, Inc. Dependent Life Insurance Plan

            Micron Technology, Inc. Health Services Personal Medical Care Plan

            Time Off Plan

            Education Assistance

            PC Purchase

            Severance Agreement between Seller and Robert Subia

            Severance Agreement between Seller and Jess Asla

            See "Company Plans" below

            See also agreements listed on Schedule 2.18 under heading
            "Personnel"

2.    "Company Plans":

      a.    Micron CMS Publication Program

      b.    M.C.M.S. Sdn. Bhd. Profit Sharing and Year End Bonus Plan - Malaysia

      c.    M.C.M.S. Sdn. Bhd. Personal Accident Plan

      d.    M.C.M.S. Sdn. Bhd. Group Life Plan

      e.    M.C.M.S. Sdn. Bhd. Hospitalization Plan

      f.    Benefit and Process for Belgium

      g. Workers Compensation and Supplemental Life and Medical Insurance for Belgium

                                Schedule 2.13(c)

MEI's 401(k) plan provides that part-time employees are not eligible for employer contributions. In an IRS audit of the 401(k) plan of Micron Technology, Inc., which contains a similar provision, the IRS has questioned whether this exclusion is permissible. If the IRS should determine that it is not, MEI will amend MEI's 401(k) plan as appropriate and take all appropriate actions to make the affected participants (including those who are employed by the Company) whole

                                 Schedule 2.14

1. The Company owes MEI for federal and state income tax liabilities relating to taxable income generated during the fiscal year 1998 prior to closing. The liability for these taxes will be accrued by the Company prior to closing. In addition, the Company owes income tax in the country of Malaysia for income earned prior to closing. The liability has been accrued by the Company.

2.    Audits pending.

3. Waiver of any statute of limitations or granting of any extension of time in which any material tax may be assessed:

      a. The Company has executed an "Extension of Limitation on Assessment and Collection of sales, Use, Withholding and/or Miscellaneous Taxes" in favor of the Idaho State Tax Commission for the audit period of September 1, 1993 through August 31, 1996.

4. The Company is currently the beneficiary of the following extension for filing income tax returns:

      a.    1997 Federal Income tax returns:

      b. 1997 State Income tax returns: Idaho; California; Utah; Oregon; New Hampshire; Minnesota; North Carolina

Federal Income Tax

The Company is being audited as part of the Micron Technology, Inc. consolidated income tax returns for the years ending Aug-93 and Aug-94.

Sales and Use Tax

The Company is being audited by the Idaho State Tax Commission for periods beginning 9-1-94 and ending 8-31-96. In addition, the Company is being audited by the California State Board of Equalization for periods beginning 10-93 and ending 12-96.

                                 Schedule 2.16

1.    Ten largest Customers and Suppliers.

Ten Largest Customers as of 11/27/97
------------------------------------
Cisco Systems
Fore Systems
Tandem
Apple Computers
Boston Technology
Tektronix
Electronics for Imaging
Micron Technology
Sequent Computer Systems
Schlaumberger

Ten Largest Suppliers as of 11/27/97
------------------------------------
Micron Semiconductor Products, Inc.
Cisco Systems
Samsung Semiconductor
Intel Corporation
Fore Systems
Arrow Electronics
Sterling Electronics
Hamilton Hallmark
Toppan West, Inc.
Apple Computers

                                 Schedule 2.17

1.    Real Property.

Real Property                       Owned or Leased?
-------------                       ----------------
16399 Franklin Road                 Owned
Nampa, Idaho 83687

Avenue Dr. A. Schweitzer            Owned
B-7340 Colfontaine
Belgium

2500 South Tri-Center               Leased
Boulevard
Durham, NC 27713

Plots 12 and 13                     Leased
Free Trade Zone
Phase 4
Bayan Lepas
Penang, Malaysia

Spieker Properties, L.P.            Leased (lease of warehouse space)
60 North Cole Road
Boise, Idaho

4051 Burton Drive                   Leased (premises is owned by Micron
Santa Clara, CA 85054               Technology, Inc. and the Company has an
                                    employee on the premises)

501G-16-2 Emerald Tower             Leased (lease of residential property)
Diamond Villa
Jalan Tanjung Bunga
11200 Penang, Malaysia

2. Seller currently occupies a portion of the premises located at 16399 Franklin Road, Nampa, Idaho 83687 pursuant to the Office Lease, dated as of November 1, 1996, between Seller and Company.

3.    See the matters set forth in the attached Exhibit 2.17A.

                                 Exhibit 2.17A

                                                             Property:
                                                             ---------
                                                             16399 Franklin Road
                                                             Nampa, Idaho

                         COMMITMENT FOR TITLE INSURANCE

                             SCHEDULE B - SECTION 2

ORDER NUMBER:  97014481

Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company.

A. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records, or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires of record for value the estate or interest or mortgage thereon covered by this Commitment.

B.    Exceptions:

1.    Rights or claims of parties in possession not shown by the public records.

2. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey or inspection of the premises including, but not limited to, insufficient or impaired access or matters contradictory to any survey plat shown by the public records.

3.    Easements, or claims of easements, not shown by the public records.

4. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

6. Taxes or special assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

7.    General Taxes for the year 1997, a Lien but not yet due and payable.

8. General Taxes for the year 1996, a Lien, the first half is paid and the second half is now due and payable.

Order No.: AT- 97014481

      Parcel No.:   R 31016
      In the original amount of $255.56.
      (AS TO PARCEL I)

9. General Taxes for the year 1996, a Lien, are now due and payable. Parcel No.: L 31016
      In the original amount of (to be determined).
      (AS TO PARCEL I)

10. General Taxes for the year 1996, a Lien, the first half is paid and the second half is now due and payable.
      Parcel No.:  R 31017
      In the original amount of $740.00.
      (AS TO PARCEL II)

11. The Land described herein is located within the boundaries of the CITY of NAMPA and is subject to any Assessments levied thereby.

12. The Land described herein is located within the boundaries of the NAMPA MUNICIPAL Irrigation District (465-2207) and is subject to any Assessments levied thereby.

13. Ditch, Road and Public Utility Easements as the same may exist over said premises.

14. Right-of-way for Mason Creek Drain and the Rights of Access thereto for Maintenance of said Drain.

15.   Right of Way for Franklin Road and Birch Lane.

16.   Easement, and the Terms and Conditions thereof:

      In Favor of             City of Nampa
      Purpose                 sewer easement
      Recorded                November 9, 1994
      Instrument No.          9433864

17. Covenants, Condition and Restrictions and the Obligations thereof as set forth in an Ordinance and Development Agreement between City of Nampa and Micron Custom Manufacturing Services, Inc., recorded April 8, 1996 as Instrument No. 9612928, Official Records.

18.   A Deed of Trust, and the terms and conditions thereof:

      Stated Amount  $20,000.00
      Grantor        Winfield S. Kircher, Jr. and Virginia J.

Order No.: AT- 97014481

                      Kircher
Trustee               Pioneer Title Company of Canyon County
Beneficiary           Idaho First National Bank
Dated                 December 16, 1987
Recorded              December 24, 1987
Instrument No.        8726545
(AS TO PARCEL II)

19. Matters which may be disclosed by an inspection or by a survey of said land that is satisfactory to this Company, or by inquiry of the parties in possession thereof.

END OF SCHEDULE B-SECTION 2

                            EXCEPTIONS FROM COVERAGE

File No: PN 38553

                                   SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorney's fees or expenses) which arise by reason of:

GENERAL EXCEPTIONS

1.    Rights or claims of parties in possession not shown by the public records.

2. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises including, but not limited to, insufficient or impaired access and matters contradictory to any survey plat shown by the public records.

3.    Easements, or claims of easements, not shown by the public records.

4. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

6. Taxes or special assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

SPECIAL EXCEPTIONS:

1. General taxes for the year 1996, which are a lien, payable on or before December 20 of said year and not delinquent until after said date.

2. General taxes which may be assessed and extended on any subsequent roll for the tax year 1996 with respect to new improvements and the first occupancy thereof during 1996, which may not be included on the regular assessment roll and which are a lien not yet due or payable.

3. Liens and assessments of Pioneer Irrigation District, and the rights and powers of said district as by law provided. Paid Current.

4.    Right of Way for Franklin Road along the East 33 feet.

                               "NOTHING FURTHER"

                     STANDARD EXCEPTIONS FOR OWNER'S POLICY

The owner's policy will be subject to the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to the following exceptions: (1) rights or claims of parties in possession not shown by the public records; (2) encroachments, overlaps, boundary line disputes, and any matters which would be disclosed by an accurate survey and inspection of the premises; (3) easements, or claims of easements, not shown by the public records; (4) any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records; (5) taxes or special assessments which are not shown as existing liens by the public records.

                          CONDITIONS AND STIPULATIONS

1. The term "mortgage," when used herein, shall include deed of trust, trust deed, or other security instrument.

2. If the proposed Insured has or acquires actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3. Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions, the Exclusions from Coverage and the Conditions and Stipulations of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

--------------------------------------------------------------------------------

                                  WARRANTY DEED
                                (CORPORATE FORM)

      AIR STORAGE INC., a corporation organized and existing under the laws of the State of Idaho, with its principal office at BOISE of County of ADA grantor, hereby CONVEYS or GRANTS and WARRANTS TO MICRON CUSTOM MANUFACTURING SERVICES, INC., an Idaho corporation grantee of 8455 Westpark; Boise, ID 83704 for the sum of TEN AND OTHER GOOD AND VALUABLE CONSIDERATION DOLLARS, the following described tract(s) of land in CANYON County, State of Idaho:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE.

Location of above described property

      The officers who sign this deed hereby certify that this deed and the transfer represented thereby was duly authorized under a resolution duly adopted by the board of directors of the grantor at a lawful meeting duly held and attended by a quorum.

      In witness whereof, the grantor has caused its corporate name and seal to be hereunto affixed by its duly authorized officers this April 10, 1996.

                                          AIR STORAGE INC.


                                          BY /s/ Allen T. Noble
                                             -----------------------------------
                                                                   ITS PRESIDENT

STATE OF IDAHO
COUNTY OF CANYON
On this 11th day of April, 1996, before me, a notary public appeared ALLEN T. NOBLE who being by me duly sworn did say, each for him/herself, that he/she, the said ALLEN T. NOBLE is the president of AIR
STORAGE INC., a corporation, and that the within and foregoing instrument was signed on behalf of said corporation by authority of a resolution of its board of directors and said ALLEN T. NOBLE did duly acknowledge to me that said corporation executed the same and that the seal affixed is the seal of said corporation.


/s/ [ILLEGIBLE]
-----------------------------------------------
Notary Public
Residing at Boise, Idaho
My commission expires:  11/14/97

[SEAL]

                             PIONEER TITLE COMPANY
                                OF CANYON COUNTY

100 10th AVE SOUTH                                             423 SOUTH KIMBALL
NAMPA, IDAHO 83851                                            CALDWELL, ID 83605

--------------------------------------------------------------------------------

                                   EXHIBIT "A"

A parcel of land being a portion of the Northeast Quarter of the Southeast Quarter of Section 10, Township 3 North, Range 2 West of the Boise Meridian, Canyon County, Idaho, and more particularly described as follows:

Beginning at a Brass Cap marking the Southeast corner of the Southeast Quarter of Section 10, Township 3 North, Range 2 West of the Boise Meridian, Canyon County, Idaho; thence along the Easterly boundary of the said Southeast Quarter of Section 10, which is also the centerline of Franklin Road,

      North 00(degrees) 09' 45" West [ILLEGIBLE] feet to a P.K. Nail and Washer, said P.K. Nail and Washer also being the REAL POINT OF BEGINNING; thence continuing along said Easterly boundary and centerline

      North 00(degrees) 09' 45" West 684.62 feet to a P.K. Nail and Washer; leaving said Easterly boundary and centerline,

      South 89(degrees) 59' 48" West 331.50 feet to an iron pin; thence

      North 00(degrees) 09' 45" West 193.00 feet to an iron pin; thence

      North 89(degrees) 59' 48" East 331.50 feet to a P.K. Nail and Washer on the said Easterly boundary of the Southeast Quarter of Section 10, said Easterly boundary also being the centerline of Franklin Road; thence along said Easterly boundary and centerline

      North 00(degrees) 09' 45" West 137.00 feet to a 3/4" iron pipe marking the Northeast corner of the said Southeast Quarter of Section 10; thence leaving said Easterly boundary and centerline and along the Northerly boundary of said Southeast Quarter,

      South 89(degrees) 59' 48" West 1324.00 feet to an iron pin marking the Northwest Quarter of the said Northeast Quarter of the Southeast Quarter of
Section 10; thence leaving said Northerly boundary and along the Westerly boundary of the said Northeast Quarter of the Southeast Quarter of Section 10;

      South 00(degrees) 08' 50" East 994.03 feet to and iron pin; thence leaving said Westerly boundary

      South 89(degrees) 58' 41" East 1324.27 feet to the POINT OF BEGINNING.

COMMITMENT
Schedule A - Ticor Title

--------------------------------------------------------------------------------

                                  WARRANTY DEED

      FOR VALUE RECEIVED JERRY M. HESS AND JOAN E. HESS, husband and wife the Grantors, do hereby grant, bargain, sell and convey unto MICRON CUSTOM MANUFACTURING SERVICES, INC.

the Grantee, whose address is 8455 Westpark; Boise, ID; 83704 the following described premises, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE.

      TO HAVE AND TO HOLD the said premises, with their appurtenances unto the said Grantee, its heirs and assigns forever. And the said Grantors to hereby covenant to and with the said Grantee, that they are the owners in fee simple of said premises; that said premises are free from all encumbrances; except for general taxes and assessments for the year 1996 and subsequent years, covenants, conditions, restrictions and easements of record; and that they will warrant and defend the same from all lawful claims whatsoever.

DATED: April 10, 1996


/s/ Jerry M. Hess                                               /s/ Joan E. Hess
--------------------------------------------------------------------------------
JERRY M. HESS                                                       JOAN E. HESS

--------------------------------------------------------------------------------

STATE OF IDAHO
COUNTY OF CANYON
On this 10th day of April, 1996, before me a notary public, personally appeared JERRY M. HESS AND
JOAN E. HESS, known or identified to me to be the person(s) who(se) name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they have executed the same.


/s/ [ILLEGIBLE]
-----------------------------------------------
Notary Public
Residing at NAMPA, Idaho
My commission expires:  3-9-2000

[SEAL]

                             PIONEER TITLE COMPANY
                                OF CANYON COUNTY

100 10th AVE SOUTH                                             423 SOUTH KIMBALL
NAMPA, IDAHO 83851                                            CALDWELL, ID 83605

--------------------------------------------------------------------------------

                                   EXHIBIT "A"

A parcel of land being a portion of the Northeast Quarter of the Southeast Quarter of Section 10, Township 3 North, Range 2 West of the Boise Meridian, Canyon County, Idaho, and more particularly described as follows:

Beginning at a Brass Cap marking the Southeast corner of the Southeast Quarter of Section 10, Township 3 North, Range 2 West of the Boise Meridian, Canyon County, Idaho; thence along the Easterly boundary of the said Southeast Quarter of Section 10, which is also the centerline of Franklin Road,

      North 00(degrees) 09' 45" West [ILLEGIBLE] feet to a P.K. Nail and Washer, said P.K. Nail and Washer also being the REAL POINT OF BEGINNING; thence continuing along said Easterly boundary and centerline

      North 00(degrees) 09' 45" West 684.62 feet to a P.K. Nail and Washer; thence leaving said Easterly boundary and centerline,

      South 89(degrees) 59' 48" West 331.50 feet to an iron pin; thence

      North 00(degrees) 09' 45" West 193.00 feet to an iron pin; thence

      North 89(degrees) 59' 48" East 331.50 feet to a P.K. Nail and Washer on the said Easterly boundary of the Southeast Quarter of Section 10, said Easterly boundary also being the centerline of Franklin Road; thence along said Easterly boundary and centerline

      North 00(degrees) 09' 45" West 137.00 feet to a 3/4" iron pipe marking the Northeast corner of the said Southeast Quarter of Section 10; thence leaving said Easterly boundary and centerline and along the Northerly boundary of said Southeast Quarter,

      South 89(degrees) 59' 48" West 1324.00 feet to an iron pin marking the Northwest corner of the said Northeast Quarter of the Southeast Quarter of
Section 10; thence leaving said Northerly boundary and along the Westerly boundary of the said Northeast Quarter of the Southeast Quarter of Section 10;

      South 00(degrees) 08' 50" East 994.03 feet to and iron pin; thence leaving said Westerly boundary

      South 89(degrees) 58' 41" East 1324.27 feet to the POINT OF BEGINNING.

                                 Schedule 2.18

COMPANY           OTHER PARTY                             AGREEMENT                       DATED
  MCMS            FreeGate Corporation                    Promissory Note                 8/15/97
  MCMS            Merrill Lynch                           Line of Credit                  2/7/97
  MCMS            NTFC Capital Corp                       Capital Lease                   5/22/96
  MCMS            Sterling Commerce                       Software License                5/30/97
  MCMS            PolyDyne Development Corporation        Software License                11/8/96
  MCMS            Cincom Systems, Inc.                    Client Services                 4/29/96
  MCMS            Cincom Systems, Inc.                    Software License                2/23/90
  MCMS            Baan U.S.A., Inc.                       Software License & Service      7/23/97
  MCMS            Oracle Corporation                      Software License & Service      4/21/94
  MCMS            Tri-Center South Limited Partnership    Lease (N.C.)                    12/1/94
  MCMS            Sequent Computer Systems, Inc.          Equipment Loan                  1/1/97
  MCMS            Applied Innovation, Inc.                Manufacturing Services          11/26/97
  MCMS Sdn Bhd    Samsung Asia Pte Ltd.                   Module Manufacturing            11/27/97
  MCMS            FreeGate Corporation                    Manufacturing Services          7/18/97
  MCMS            Natural Micro-Systems                   Manufacturing Services          5/22/97
  MCMS            Sequent Computer Systems, Inc.          Purchase                        12/13/96
  MCMS            Boston Technology, Inc.                 Purchase and License            3/25/96
  MCMS            Apple Computer Limited                  Memory Hub                      1/31/97
  MCMS            Anthem Electronic, Inc.                 Consignment                     10/2/96
  MCMS            Arrow/Schweber Electronic/Capstone      Consignment                     10/2/96
  MCMS            Hamilton Hallmark                       Master In-Plant Store           1/1/97
  MCMS            Richey Electronics                      Binstock                        4/9/97
  MCMS            Sager Electronics                       Consignment Inventory           9/12/97
  MCMS            All-West Components & Fasteners         Consignment Inventory           3/19/97
  MCMS            Wyle Electronics                        Consignment                     2/25/97
  MCMS            The Bureau Electronics Group            Consignment                     11/19/96
  MCMS            Milgray/Utah, Inc.                      Consignment                     9/18/96
  MCMS            All American Semiconductor of Utah      Consignment                     3/11/97
  MCMS            Kent Electronics Corporation            Consignment                     6/17/97
  MCMS            Jaco Electronics, Inc.                  Automated Inventory             2/26/97
                                                          Replenishment
  MCMS            Sterling Electronics Corporation        Consignment                     10/11/96
  MCMS Belgium    Alcatel Bell N.V.                       Transition                      11/18/97
  MCMS Belgium    Alcatel Bell N.V.                       Frame Manufacturing             11/18/97
  MCMS Belgium    Alcatel Bell N.V.                       Asset Purchase and Sale         11/4/97
  MCMS            Spieker Properties, L.P.                Lease
  MCMS            Industrial Computer Corp.               License                         9/15/97
  MCMS            Preco                                   Purchase/sale of real           3/21/96
                                                          property
  MCMS sdn Bhd                                            Lease                           1/28/97


Intercompany
  MCMS            Micron Semiconductor, Inc.              Services                        9/4/93
  MCMS            Micron Electronics, Inc.                Office Lease                    11/1/96
  MCMS            Micron Europe Limited                   Services                        6/4/93
  MCMS Sdn Bhd    MCMS International                      Revolving Credit Facility       10/30/96
  MCMS            Micron Electronics Inc.                 Revolving Credit Facility       3/17/97
  MCMS            Micron Semiconductor Asia Pacific       Representative                  9/1/95
  MCMS            Micron Electronics Inc/Boston Tech      Development                     3/25/96

Personnel
  MCMS            Subia, Robert F.                        Indemnification                 11/25/96
  MCMS            Asla, Jess                              Indemnification                 11/25/96
  MCMS            McCarvel, John P.                       indemnification                 10/22/96
  MCMS            Anton, Chris                            Indemnification                 4/28/97
  MCMS            Banducci, Dena L.                       Indemnification                 4/28/97
  MCMS            Daltoso, Joseph M.                      Indemnification                 4/28/97
  MCMS            Oaas, T. Erik                           Indemnification                 4/28/97
  MCMS            Davies, B. Drew                         Indemnification                 4/28/97
  MCMS            Dery, Dan                               Indemnification                 4/28/97
  MCMS            Subia, Robert F.                        Termination                     5/22/95
  MCMS            Asla, Jess                              Termination                     5/22/95
  MCMS            McCarvel, John P.                       Termination                     10/22/96

  MCMS            Banducci, Dena L.                       Termination                     5/22/95
  MEI             Subia, Robert F.                        Severance                       1/30/96
  MEI             Asla, Jess                              Employment                      2/22/96
  MCMS            Anton, Chris                            Employment and Non-             10/27/97
                                                          Compete


See Schedule 2.9

With respect to certain licenses and other agreements relating to Intellectual Property, there may be disputes among the parties thereto relating to compliance with the terms thereof and defaults thereunder.

                                 Schedule 2.19

1. Reference is made to the contracts listed under the heading "Intercompany" and "Personnel" in Schedule 2.18.

2. Assets, property, or rights, tangible or intangible, owned by Affiliates and used in Company's business:

      a. Reference is made to Schedule 2.9. Certain Seller or MTI proprietary software or other intellectual property rights.

      b. Company leases space at 4051 Burton Drive, Santa Clara, CA 85054 from Micron Technology, Inc.

      c. Company has access to a booster pump located on Seller's property which would be used in the event of a fire on Company's premises.

      d. Company draws power from a power substation located on Seller's property with respect to which Seller has contracted with Idaho Power.

      e. Company is entitled to rights under various agreements to which either Micron Technology, Inc. or Seller is a party, the material agreements of which are the following:

            1.    Oracle (license agreement)

            2.    Microsoft (support agreement)

            3.    Ross Systems (license agreement)

            4.    Payroll Data Systems (license agreement)

            5.    Corbis (license agreement)

            6.    Digital Equipment (maintenance agreement)

            7.    Sun (maintenance agreement)

            8.    MCI/AT&T/US West (telecommunications agreements)

            9. Federal Express/United Parcel Service (transportation agreements)

      f. Penang, Malaysia and Durham, North Carolina wide area network located at Seller.

      g.    Insurance policies with respect to the insurance set forth in
            Schedule 2.20.

      h.    Benefit Plans with respect to the benefits set forth in Schedule
            2.13(a).

      i.    MEI's internet and intranet servers.

      j.    PBX network located at MEI.

      k.    The VAX system located at MTI

      l. All assets, properties or rights, tangible or intangible, owned by Affiliates and used in the Company's business in connection with intercompany services.

                                 Schedule 2.20

See attached.

                        1998 Corporate Insurance Summary

------------------------------------------------------------------------------------------------------------------------------------
            Coverage Description                      Deductible                            Limit                Allocated Premium
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY
                                              Property Damage and Business      All Risk (excluding flood and           STBD
                                              Interruption: $100,000            earthquake): $1,500,000,000
                                              Service Interruption: 8 hours     Earthquake: TBD                   Allocation Basis
                                              and $100,000.                     Flood: TBD                        ----------------
                                                                                                                     Actual Cost
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN PROPERTY/SMALL DOMESTIC LOCATIONS
                                              Property Damage and Business      Foreign Property: $10,000,000           STBD
                                              Interruption: $1,000              Domestic Property: $3,000,000
                                              Earthquake: $25,000                                                 Allocation Basis
                                              Flood: $25,000                                                      ----------------
                                              Computer Breakdown: $10,000                                            Actual Cost

------------------------------------------------------------------------------------------------------------------------------------
TRANSIT
                                              Capital Equipment: $10,000        Any one vessel, Aircraft, or
                                              Other: $5,000                     Connecting Conveyances:                 STBD
                                                                                $20,000,000
                                                                                Land Conveyance: $15,000 000      Allocation Basis
                                                                                Scheduled Location: $6,000,000    ----------------
                                                                                Unnamed Location: $2,000,000    Underwriter Assigned

------------------------------------------------------------------------------------------------------------------------------------
CRIME/EMPLOYEE DISHONESTY
                                              Each Loss: $200,000               Primary Crime: $35,000,000
                                                                                Excess Crime: $15,000,000               STBD
                                                                                                                  Allocation Basis
                                                                                                                  ----------------
                                                                                                                Underwriter Assigned
------------------------------------------------------------------------------------------------------------------------------------
WORLDWIDE PACKAGE
                                              See Applicable Deductible         See Applicable Limit Section    Included in General
                                              Section                                                          Liability and Foreign
                                                                                                                 Property premiums

                                                                                                                 Allocation Basis
                                                                                                                 ----------------
                                                                                                               Underwriter Assigned
------------------------------------------------------------------------------------------------------------------------------------

Policies are in effect 9/1/97 - 9/1/98 unless otherwise indicated.

Policies and limits are shared with all Micron companies unless otherwise indicated.

Revision Date: 11/04/97

                        1998 Corporate Insurance Summary

------------------------------------------------------------------------------------------------------------------------------------
            Coverage Description                   Deductible                           Limit                    Allocated Premium
------------------------------------------------------------------------------------------------------------------------------------
GENERAL LIABILITY
                                           Each Event: $500,000             Each Occurrence: $1,000,000                 STBD
                                           Aggregate: $1,500,000 (applies   General Aggregate: $2,000,000
                                           to General Liability,            Product Aggregate: $2,000,000         Allocation Basis
                                           Technology E&O and Damage        Pers. & Adv. Injury: $1,000,000       ----------------
                                           To Your Electronic Products      Medical Expense: $5,000             Underwriter Assigned
                                           Liability)                       Fire legal Liability: $1,000,000

------------------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY ERRORS & OMISSIONS
                                           Each Event: $500,000             Aggregate: $2,000,000              Included in General
                                           Aggregate: $1,500,000 (applies   Each Claim: $1,000,000           Liability premium above
                                           to General Liability,
                                           Technology E&O and Damage                                            Allocation Basis
                                           To Your Electronic Products                                          ----------------
                                           Liability)                                                         Underwriter Assigned

------------------------------------------------------------------------------------------------------------------------------------
DAMAGE TO YOUR ELECTRONIC
  PRODUCTS LIABILITY
                                           Each Event: $500,000             Aggregate: $2,000,000              Included in General
                                           Aggregate: $1,500,000 (applies   Each Claim: $1,000,000           Liability premium above
                                           to General Liability,
                                           Technology E&O and Damage                                            Allocation Basis
                                           To Your Electronic Products                                          ----------------
                                           Liability)                                                         Underwriter Assigned

------------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE
                                           Physical Damage:                 Physical Damage(1)                          STBD
                                               Collision:       $500            Collision:       ACV
                                               Comprehensive:   $250            Comprehensive:   ACV              Allocation Basis
                                               Rental Vehicles: $500            Rental Vehicles: ACV              ----------------
                                           Liability:           None        Liability:                              Actual Cost /
                                                                            Each Accident: $1,000,000             Vehicle Ownership
                                                                            combined single limit
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) Autos are insured on an Actual Cash Value (ACV) method or the "Blue Book" value.

Policies are in effect 9/1/97 - 9/1/98 unless otherwise indicated.

Policies and limits are shared with all Micron companies unless otherwise indicated.

Revision Date: 11/04/97

                        1998 Corporate Insurance Summary

------------------------------------------------------------------------------------------------------------------------------------
            Coverage Description                      Deductible                            Limit                Allocated Premium
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN AUTOMOBILE LIABILITY DIC
                                                                                Physical Damage: Not Covered   Included in General
                                                        None                    Liability:                   Liability premium above
                                                                                Each Accident: $1,000,000
                                                                                combined single limit           Allocation Basis
                                                                                                                ----------------
                                                                                                                  Actual Cost /
                                                                                                                Vehicle Ownership
------------------------------------------------------------------------------------------------------------------------------------
UMBRELLA / EXCESS LIABILITY
                                              Applies excess of the underlying  Each Occurrence: $75,000,000
                                              policy. No additional retention   Annual Aggregate: $75,000,000         STBD
                                              or deductible.                                                    Allocation Basis
                                                                                                                ----------------
                                                                                                                   Actual Cost
------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS AND OFFICERS LIABILITY
                                              Coverage A: none                  Coverage A: $45,000,000               STBD
                                              Coverage B: $500,000              Coverage B: $45,000,000
                                              Coverage C: $5,000,000            Coverage C: $50,000,000         Allocation Basis
                                                                                                                ----------------
                                                                                                                   Actual Cost
------------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION
                                                                                Workers' Compensation:
                                                        None                    Statutory - State of Hire        Based Payrolls

                                                                                Employers Liability:            Allocation Basis
                                                                                Bodily Injury by Accident:      ----------------
                                                                                $100,000                           Actual Cost
                                                                                Bodily Injury by Disease:
                                                                                $500,000
                                                                                Each Employee Bodily Injury by
                                                                                Disease: $100,000
------------------------------------------------------------------------------------------------------------------------------------

Policies are in effect 9/1/97 - 9/1/98 unless otherwise indicated.

Policies and limits are shared with all Micron companies unless otherwise indicated.

Revision Date: 11/04/97

                        1998 Corporate Insurance Summary

------------------------------------------------------------------------------------------------------------------------------------
            Coverage Description                      Deductible                          Limit                 Allocated Premium
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN VOLUNTARY WORKERS' COMPENSATION
                                                                             Workers' Compensation:           Included in General
                                                        None                 Statutory - State of Hire      Liability premium above

                                                                             Employers Liability:
                                                                             Bodily Injury by Accident:        Allocation Basis
                                                                             $1,000,000                        ----------------
                                                                             Bodily Injury by Disease:       Underwriter Assigned
                                                                             $1,000,000
                                                                             Each Employee Bodily Injury by
                                                                             Disease: $1,000,000

                                                                             Transportation Expenses per
                                                                             Employee: $25,000

------------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE BENEFITS LIBILITY
                                              Each Claim: $1,000             Each Claim: $1,000,000            Included in General
                                                                             Annual Aggregate: $3,000,000    Liability premium above

                                                                                                                Allocation Basis
                                                                                                                ----------------
                                                                                                              Underwriter Assigned
------------------------------------------------------------------------------------------------------------------------------------
FIDUCIARY LIABILITY
                                                        None                 Each Occurrence: $2,000,000               STBD
                                                                             Annual Aggregate: $2,000,000
                                                                                                                 Allocation Basis
                                                                                                                 ----------------
                                                                                                                 9/1/96 Net Sales
------------------------------------------------------------------------------------------------------------------------------------
NONOWNED AVIATION LIABILITY
                                                        None                 Each Occurrence: $5,000,000               STBD
                                                                             combined single limit (BI & PD)
                                                                                                                 Allocation Basis
                                                                                                                 ----------------
                                                                                                                      Actual
------------------------------------------------------------------------------------------------------------------------------------
MEDICAL PROFESSIONAL LIABILITY
                                                        None                 Individual:
                                                                             Each Person: $5,000,000                   STBD
                                                                             Total Limit: $5,000,000
                                                                             Facility:                           Allocation Basis
                                                                             Each Person: $10,000,000            ----------------
                                                                             Total Limit: $10,000,000                 Actual
------------------------------------------------------------------------------------------------------------------------------------

Policies are in effect 9/1/97 - 9/1/98 unless otherwise indicated.

Policies and limits are shared with all Micron companies unless otherwise indicated.

Revision Date: 11/04/97

                        1998 Corporate Insurance Summary

------------------------------------------------------------------------------------------------------------------------------------
            Coverage Description                      Deductible                            Limit                Allocated Premium
------------------------------------------------------------------------------------------------------------------------------------
POLLUTION LEGAL LIABILITY
                                                      $1,000,000                Coverage Parts E, F, H, I, J:           STBD
                                                                                Each Incident: $20,000,000
                                                                                Aggregate: $20,000,000            Allocation Basis
                                                                                                                  ----------------
                                                                                Coverage Part B:                     Actual Cost
                                                                                Each Incident: $5,000,000
                                                                                Aggregate: $5,000,000

                                                                                Total Policy:
                                                                                Aggregate: $20,000,000

------------------------------------------------------------------------------------------------------------------------------------
NOTARY BOND (Errors and Omissions)
                                                        None                    Each Incident: $10,000                  STBD
                                                                                                                  Allocation Basis
                                                                                                                  ----------------
                                                                                                                       Actual
------------------------------------------------------------------------------------------------------------------------------------
BROKERAGE FEES
                                                         N/A                               N/A                          STBD
                                                                                                                  Allocation Basis
                                                                                                                  ----------------
                                                                                                                 Pro Rata (Premiums)

------------------------------------------------------------------------------------------------------------------------------------
FINANCE CHARGE
                                                         N/A                               N/A                          STBD
                                                                                                                  Allocation Basis
                                                                                                                  ----------------
                                                                                                                 Pro Rata (Premiums)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      TOTAL:            STBD

Policies are in effect 9/1/97 - 9/1/98 unless otherwise indicated.

Policies and limits are shared with all Micron companies unless otherwise indicated.

Revision Date: 11/04/97

                                 Schedule 2.21

The Company currently believes, but in no way represents or warrants, that the following approximate material expenditures* which it currently plans to make or anticipates making with respect to hardware, software or communications systems will enable (i) the computer systems used by the Company and the Transferred Subsidiaries to recognize the advent of the year 2000 and correctly manipulate date information relating to dates on or after January 1, 2000 and (ii) the operation and functionality of such computer systems to not be adversely affected by the advent of the year 2000 or any manipulation of data featuring date information relating to dates on or after January 1, 2000:

Item                                            Expenditure
----                                            -----------
Personal computers and work stations            approx. $200,000
Baan Software System Implementation             $7,804,975
Telephone (PBX)                                 $150,000
Wide Area Network                               $75,000
Internet Server                                 $75,000
Payroll Data Systems software replacement       $1,000,000
Ross Systems software license                   $80,000

* The foregoing amounts, with the exception of Baan, reflect incremental material expenditures anticipated to be necessary in the event of a change of control of Company.

                                 Schedule 2.22

1. The Company's standard warranty for its manufacturing services is one year.

2. Boston Technology and Sequent Computer Systems have two and three year warranties, respectively.

14.   Payment Terms: Customer shall pay all Micron CMS invoices within thirty
      (30) days of the date thereof. Invoice date will be the date of shipment of product. Product shall not be shipped any earlier than 10 days prior to the requested date on the purchase order. Payment shall be made when Customer's check is mailed or electronic fund transfer (EFT) is initiated.

15. F.O.B. Point: All Product(s) shall be shipped to Customer F.O.B. Micron CMS' dock.

16. Warranty: Micron CMS warrants for a period of fifteen (15) months (except for disc drives which will be warranted for a period not to exceed the manufacturers warranty) from the date of the shipment of the Product(s) that (i) the Product(s) will conform to the Specifications in Exhibit B applicable to such Product(s) at the time of its manufacture, which are furnished in writing by Customer; and (ii) such Product(s) will be of good material and workmanship. In the event that any Product(s) manufactured is not in conformity with the foregoing warranties, Micron CMS shall, at Micron CMS's option, either (i) credit Customer against an existing invoice or provide a cash refund for any such non-conformity the purchase price paid by Customer for such Product(s), or (ii) at Micron CMS's expense, replace, repair or correct such non-conforming Product(s): provided that, if such Product(s) is not repaired, replaced or corrected within twenty (20) days after Micron CMS is notified of any nonconformity, Micron CMS shall credit Customer the purchase price paid by Customer for such non-conforming Product(s). THE FOREGOING CONSTITUTES CUSTOMER'S SOLE REMEDIES AGAINST MICRON CMS FOR BREACH OF WARRANTY CLAIMS. EXCEPT AS PROVIDED IN THIS AGREEMENT, MICRON CMS MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCT(S), EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES RESPECTING NONINFRIGNEMENT, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING, OR TRADE USAGE.

17.   Indemnification:

      a. Each party agrees to indemnify, defend and hold harmless the other party, including its directors, officers and employees, from and against any and all claims, losses, demands, costs or liabilities, including attorneys' fees, resulting from or in connection with such party's breach of this Agreement, negligence or misconduct.

      b. Customer represents and warrants that the manufacture, use, delivery and sale of any Product(s) manufactured by Micron CMS for Customer hereunder will not infringe any patent, trademark or other intellectual property rights of any third party. Customer agrees to defend at its expense, hold harmless and indemnify Micron CMS, including its officers, directors, and employees, from and against any judgments, liabilities, expenses, or costs (including attorneys' fees) arising from any claim or action brought against Micron CMS asserting that Micron CMS' manufacture, use or sale of any Product(s) or part thereof infringes, directly or indirectly, any intellectual property right, including, without limitation, patent, trademark, copyright, trade secret, or other proprietary right of any third party, foreign or domestic.

      c. An indemnified party pursuant to this Section 17 shall notify the indemnifying party promptly upon receiving or learning of any claim or action pursuant to which indemnity will be sought and shall provide reasonable assistance to the indemnifying party in the defense of any such action. This Section 17 shall survive the termination of this Agreement.

18. Proprietary Rights: The design, development or manufacture by Micron CMS of Product(s) for Customer shall not be deemed to produce a work made for hire and shall not give to Customer any copyright interest in the Product(s). All intellectual property produced or developed by Micron CMS in connection with the manufacture of the Products for Customer shall be owned exclusively by Micron. No license, express or implied, with regard to any trademark of Micron CMS or its affiliated companies is granted to Customer under this Agreement. The manufacture of the Products for

                                 Schedule 2.23

1. The Company formerly owned and occupied real property located at 8455 West Westpark Drive, Boise, Idaho 83704.

                                  Schedule 3.2

None

                                  Schedule 4.4

1.    The Company intends to form M.C.M.S. Netherlands B.V.

2. The Company anticipates selling all of the capital stock owned by it of M.C.M.S. Belgium S.A. to M.C.M.S. Netherlands B.V., once formed.

3. The Company and the Transferred Subsidiaries may engage in a number of transactions with each other including, without limitation, in connection with the sharing of certain intellectual property, the investment of monies, and incurrence of debt.

4. The Company anticipates incurring liabilities and obligations in connection with the expenditures set forth in Schedule 2.21 and in connection with entering into contracts, among other things, with respect to the items set forth in Schedule 2.19.

5. The Company will use cash to pay Indebtedness pursuant to Section 6.7 of the Recapitalization Agreement.

                                 Schedule 4.12

1.    Cathy Brokaw

2.    Stuart Conde

3.    Kelly Fuller

4.    Kishore Goud

5.    Michael Mick

6.    Jennifer Murray

7.    Angelo Ninivaggi

8.    Rob Warwick

                                 Schedule 4.14

1.    Oracle

2.    Sun Contract

3.    Digital Contract

4.    Microsoft Select

5.    Corbis

6.    PBX

7.    Affirmative Action Reporting

8.    PDS

9.    Ross

                                  Schedule 6.2

1.    Lease regarding 2500 South Tri-Center Boulevard, Durham, NC 27713.